As filed with the Securities and Exchange
                        Commission on September 24, 2001.

                              REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM SB-2

                             REGISTRATION STATEMENT

                                    UNDER THE

                             SECURITIES ACT OF 1933

                               HIPSTYLE.COM, INC.

                 (Name of Small Business Issuer in its Charter)

FLORIDA                                                                65-0928369
(State or other jurisdiction of     (Primary Standard Industrial      (I.R.S. Employer
 incorporation or organization)      Classification Code Number)       Identification No.)

                         1221 BRICKELL AVENUE, SUITE 900
                              MIAMI, FLORIDA 33131
                                 (305) 539-0900

                   (Address, including zip code, and telephone
                         number, including area code, of
                        registrant's principal executive
                                    offices)

                                REBECCA J. FARKAS
                                    PRESIDENT

                               HIPSTYLE.COM, INC.
                         1221 BRICKELL AVENUE, SUITE 900
                              MIAMI, FLORIDA 33131
                                 (305) 539-0900

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          Copies of communications to:
                              GREGG E. JACLIN, ESQ.
                              ANSLOW & JACLIN, LLP
                             4400 ROUTE 9, 2ND FLOOR
                              FREEHOLD, NEW JERSEY
                          TELEPHONE NO.: (732) 409-1212
                          FACSIMILE NO.: (732) 577-1188

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE


                                                                                                 PROPOSED
                                                                                                 MAXIMUM
TITLE OF EACH CLASS OF                   AMOUNT TO BE REGISTERED     PROPOSED MAXIMUM            AGGREGATE      AMOUNT OF
SECURITIES TO BE REGISTERED                                          AGGREGATE OFFERING PRICE    PER SHARE      REGISTRATION FEE
Common Stock, par value $.0001 per share       4,600,000            $920,000                     $.20           $230.00

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c). Our common stock is not traded and any national exchange and in accordance with Rule 457, the offering price was determined by the price shareholders were sold to Hipstyle shareholders in a private placement memorandum

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED SEPTEMBER 24, 2001

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                              HIPSTYLE.COM, INC.

                        4,600,000 SHARES OF COMMON STOCK

Our selling stockholders are offering to sell 4,600,000 shares of our common stock.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              The date of this prospectus is September 24, 2001

Currently, the stock of Hipstyle is not trading on any public market. It is our intention to retain a market maker to apply for trading on the Over the Counter Bulletin Board ("OTC BB") following the effectiveness of this registration statement.

                                TABLE OF CONTENTS

SUMMARY FINANCIAL DATA.                                            2

ABOUT OUR COMPANY                                                  3

RISK FACTORS.                                                      3

SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS           15

USE OF PROCEEDS.                                                   15

MARKET PRICE OF OUR COMMON STOCK                                   15

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OR OPERATION.         16

BUSINESS                                                           22

MANAGEMENT                                                         32

PRINCIPAL STOCKHOLDERS                                             36

DILUTION                                                           37

SELLING STOCKHOLDERS                                               39

PLAN OF DISTRIBUTION                                               41

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                     42

DESCRIPTION OF SECURITIES.                                         42

DELAWARE BUSINESS COMBINATION PROVISIONS                           45

INDEMNIFICATION OF DIRECTORS AND OFFICERS.                         45

WHERE YOU CAN FIND MORE INFORMATION.                               46

TRANSFER AGENT.                                                    47

LEGAL MATTERS                                                      47

EXPERTS.                                                           47

INDEX TO FINANCIAL STATEMENTS                                      f-1

About Our Company

Hipstyle.com is a development stage company which is completing a website, at www.hipstyle.com, dedicated to bringing together designers and merchants of high fashion and beauty products with online clothing shoppers and fashion enthusiasts. We have launched a beta test version of the site and have retained the services of a web design and development firm to facilitate the completion of a11 planned content and functionality. We have spent a total of $54,292 for research and development. All of such expenses were used to develop our website since our inception. We did not spend any additional funds on research and development expenses.

While the Company's primary goal is to become a comprehensive fashion portal as well as a fashion information intermediary, we plan to offer additional popular culture content to supplement our site's fashion focus. Because fashion encompasses every aspect of modern life and is directly impacted by all aspects of popular culture, we believe that providing content relating to movies, music, nightlife, etc. will be a value added feature for our anticipated members and users. We believe that this content will not only enhance the quality and scope of our bulletin board discussions, but will offer a destination for a wider audience base, thus resulting in increased anticipated traffic to our site.

We anticipate that the fashion infomediary aspect of our model will focus on aggregating our members' personal profiles and preferences and then matching them with our merchant and advertising partners, thus providing focused services and information to both parties. This strategy will be heavily dependent on our ability to convert future visitors to our site into Hipstyle.com members. Membership will be in the Hipstyle.com online community and members will not receive an ownership interest in the company, Hipstyle.com, Inc. While most intended services will be available to all site visitors, certain higher tier services and functionality will be reserved for members only.

We anticipate that membership in the online community of Hipstyle.com will be free and it will offer special access to certain restricted content and functionality as well as negotiated member discounts with merchant partners. To become a member, site visitors will be asked to fill out some personal information, including their specific fashion related preferences, and this information will be aggregated into a confidential data repository. With the members' explicit permission, the Company anticipates using these detailed customer profiles to provide businesses with a powerful online advertising, direct marketing and electronic commerce channel to more effectively reach their desired audience. In return, we anticipate that members will benefit from the targeted advertising and offers focusing on their specific interests, and will also receive group discounts and special deals negotiated by the Company on their behalf.

Anticipated revenues will be generated primarily through charging a click through rate for each link to other sites, revenue sharing on purchases made at partner e-commerce sites, advertising sales and possible auction fees.

How Our Company Is Organized

     We were incorporated under the name Hipstyle.com, Inc. in the State of Florida on June 22, 1999. The Company was a wholly owned subsidiary of Intelilabs.com, Inc. (formerly known as Quentin Road Productions,
Inc.), a publicly trade company listed on the OTC Electronic Bulletin Board (OTCBB:QRPI) from inception until March 1, 2000. Effective March 1, 2000, all of the shares of Hipstyle owned by Intelilabs.com, Inc. were distributed to the Intelilabs.com, Inc. shareholders in a spin off at a rate of 1.31 Hipstyle shares for each share of Intelilabs.com, Inc. owned. The Company has spent a total of $54,292 for research and development. All of such expenses were used to develop the Company's website since inception of the Company. The Company did not spend any additional funds on research and development expenses.

We have not been involved in any bankruptcy, receivership or similar proceeding. We have not been involved in any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business.

Where You Can Find Us

The Company's corporate offices are located at 1221 Brickell Avenue, Suite 900, Miami, Florida 33131. The Company' s corporate staff consists of two full time persons with collective experience in fashion and online marketing. The Company's telephone number is (305) 539-0900.

Summary Financial Data

     The following summary financial data should be read in conjunction with "Management's Discussion and Analysis or Plan of Operation" and the Financial Statements and Notes thereto, included elsewhere in this Prospectus.

     The following summary financial data should be read in conjunction with "Management's Discussion and Analysis or Plan of Operation" and the Financial Statements and Notes thereto, included elsewhere in this Prospectus. The statement of operations data for the period from June 22, 1999 (inception) to June 22, 2000 are derived from Hipstyle.com, Inc. audited Financial Statements and the statement of operations data for the nine months ended March 31, 2001 are derived from Hipstyle.com, Inc's unaudited financial statements included elsewhere in this Prospectus. Balance sheet data at June 30,2000 are derived from Hipstyle.com, Inc.'s audited financial statements and the balance sheet data at nine months ended March 31, 2001 are derived from Hipstyle.com, Inc's unaudited financial statements included elsewhere in this Prospectus. The operating results for the nine ended March 31, 2001 are not necessarily indicative of the results to be expected for the full year or for any future period.


                                                                              Period from
                                  (Date of                                    (Date of
                                  Inception                                   Inception
                                  June 22, 1999)    None Months               June 22, 1999)
                                  To June 30,       Ended March 31,           June 30,
                                  2000              2001(unaudited)           1999
                                  ----              ----                      ----
Statement of Operations Data:
Revenue                           $0                 0                         0
Net Losses                        $(56,597)         (74,718)                  (200)
Total Operating Expenses          $56,597           74,718                    200
Research and Development          $27,157           25,328                    0
General and administrative        $29,440           49,390                    200


                                  June 30,          March 31,                 June 30,
                                  2000              2001(unaudited)           1999
                                  ----              ----                      ----
Balance Sheet Data:
Cash                              $55               1,368                     0
Total Current Assets              $26,685           1,368                     O

Total Assets                      $26,740           1,368                     0
Total Liabilities                 $73,137           12,483                    0
Stockholders Equity(deficit)      $(46,397)         (11,115)                  0

Risk Factors

     You should carefully consider the following risk factors and other information in this prospectus before deciding to become a shareholder of our common stock. Your investment in our common stock is highly speculative and involves a high degree of risk. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

     Please note that throughout this prospectus, the words "we", "our" or "us" refer to Hipstyle.com, Inc. and not to the selling stockholders.

We will require additional funds to achieve our current business strategy and our inability to obtain additional financing could have a material adverse effect on our ability to maintain business operations.

     We will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy of completing a website, dedicated to bringing together designers and merchants of high fashion and beauty products with online clothing shoppers and fashion enthusiasts. This financing may not be available when needed. Even if this financing is available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing would have a material adverse effect on the our ability to implement our acquisition and growth strategy, and as a result, could require us to diminish or suspend our acquisition strategy and possibly cease our operations.

     If we are unable to obtain financing on reasonable terms, we could be forced to delay, scale back or eliminate certain product and service development programs. In addition, such inability to obtain financing on reasonable terms could have a material adverse effect on our business, operating results, or financial condition to such extent that we are forced to restructure, file for bankruptcy, sell assets or cease operations, any of which could put your investment dollars at significant risk.

Our independent auditors have issued a report in which they expressed substantial doubt about our ability to continue as a going concern.

      The report of our independent auditors on our financial statements for the year ended June 30, 2000 contains an explanatory paragraph which indicates that we have recurring losses from operations. The deficit accumulated in the developmental stage of operation as of June 30, 2000 was $56,397. This report states that, because of these losses, there may be a substantial doubt about our ability to continue as a going concern. This report and the existence of these recurring losses from operations may make it more difficult for us to raise additional debt or equity financing needed to run our business and is not viewed favorably by analysts or investors. We urge potential investors to review this report before making a decision to invest in Hipstyle.

We have a limited operating history that you can use to evaluate us and the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company.

      We have not generated any revenues to date. We have no significant assets or financial resources. Hipstyle has been engaged solely in start-up activities and has not commenced material operations in our core business of providing comprehensive information and services related to driving and automobile ownership. The likelihood of the our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. To address these risks, we must, among other things, respond to competitive developments; continue to attract, retain and motivate qualified persons, research and develop new technology; and commercialize services incorporating such technologies.

     There can be no assurance we will be successful in addressing these risks or any other risks. We have not been in business long enough to make a reasonable judgment as to our future performance. There can be no assurance that we will be able to successfully implement our business plan, generate sufficient revenue to meet our expenses, operate profitably or be commercially successful. Since we have a limited operating history of marketing our services to the public over the Internet, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to meet our expenses and support our anticipated activities. Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. We expect to have quarter to quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant. Results of operations will depend upon numerous factors, some of which are beyond our control, including:

         o        regulatory actions;
         o        market acceptance of our products and services;
         o        new product and service introductions; and
         o        competition.

     These conditions raise substantial doubt about our ability to continue as a going concern.

       As we have such a limited history of operation, you will be unable to assess our future operating performance or our future financial results or condition by comparing these criteria against our past or present equivalents. We intend to grow through acquisitions or other companies, and our business and financial results could be adversely affected if we do not successfully implement these acquisitions.

We intend to grow through acquisitions of other companies, and our business and financial results could be adversely affected if we do not successfully implement these acquisitions

We intend, as part of our business strategy to acquire other businesses which are in the industry. We are unable to predict whether or when any prospective acquisitions will occur or the likelihood of a material transaction being completed on favorable terms and conditions. Our ability to complete an acquisition of a leading provider of digital imaging services over the Internet and other possible acquisitions may be constrained by, among other things, our ability to raise additional capital or obtain debt financing. In addition, acquisitions of other companies commonly involve certain risks, including, among others:

     *    the difficulty of assimilating the acquired operations and personnel;
     * the potential disruption of our ongoing business and diversion of resources and management time;
     * the possible inability of management to maintain uniform standards, controls, procedures and policies;
     * the risks of entering markets in which we have little or no direct prior experience; and
     * the potential impairment of relationships with employees or customers as a result of changes in management.

     Therefore, we cannot present to you that we will be able to identify, acquire or profitably manage additional companies or successfully integrate the operations of additional companies into us without encountering significant delays, costs or other problems.

      We cannot assure you that we will be able to acquire the businesses or that we will be able to integrate successfully any operations, personnel, services or products that might be acquired in the future.

A business combination with a third party will probably result in a change in control and of management.

     A business combination with a third party involving the issuance of our common stock will, in all likelihood, result in shareholders of another company obtaining a controlling interest in us. The resulting change in control will likely result in removal of our present officer and director and a corresponding reduction in or elimination of his/her participation in our future affairs.

We operate in an industry that may become heavily regulated and compliance failures could adversely affect our business

       Due to the increasing popularity of the Internet, it is possible that new laws and regulations may be adopted dealing with such issues as user privacy, content and pricing. Such laws and regulations might increase our cost of using, or limit our ability to use, the Internet as a distribution channel, which in turn could have a material adverse effect on our business, financial condition and operating results.

       Government regulation and legal uncertainties could add additional costs to doing business on the Internet. There are currently few laws or regulations that specifically regulate communications or commerce on the Internet. However, laws and regulations may be adopted in the future that address issues such as user privacy, pricing and the characteristics and quality of products and services. For example, the Telecommunications Act of 1996 sought to prohibit transmitting various types of information and content over the Internet. Several telecommunications companies have petitioned the Federal Communications Commission to regulate Internet service providers and on-line service providers in a manner similar to long distance telephone carriers and to impose access fees on those companies. This could increase the cost of transmitting data over the Internet. Moreover, it may take years to determine the extent to which existing laws relating to issues such as intellectual property ownership, libel and personal privacy are applicable to the Internet. Any new laws or regulations relating to the Internet or any new interpretations of existing laws could adversely affect our business.

"Penny Stock" rules may make buying or selling our common stock difficult.

     Trading in our securities is subject to the "penny stock" rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stock. These regulations require broker-dealers to:

     - Make a suitability determination prior to selling a penny stock to the purchaser;

     -    Receive the purchaser's written consent to the transaction; and

     -    Provide certain written disclosures to the purchaser.

      These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

We will require additional management personnel with expertise in fashion design in order to achieve our business objectives.

     We will require additional management, middle management and technical personnel who have previous expertise in fashion design in order to achieve our business objectives. We may be unable to attract, assimilate or retain other highly qualified employees. There is significant competition for qualified employees in the computer programming and Internet industries. If we do not succeed in attracting new personnel or retaining and motivating our current personnel, our business will be adversely affected.

Future sales of shares by Michael Farkas could adversely affect the market price of our common stock.

     There are approximately 4,600,000 shares of our common stock outstanding, of which approximately 3,275,000 (or 71.20%) are held beneficially by Michael Farkas. Mr. Farkas will be able to sell these shares in the public markets from time to time, subject to certain limitations on the timing, amount and method of such sales imposed by SEC regulations. If Mr. Farkas were to sell a large number of shares, the market price of our common stock could decline significantly. Moreover, the perception in the public markets that such sales by Mr. Farkas might occur could also adversely affect the market price of our common stock.

Control by Michael Farkas could prevent a change of control and may affect the market price of our common stock

      Mr. Farkas, beneficially owns approximately 71.20% of our common stock. Accordingly, for as long as Mr. Farkas continues to own more than 50% of our common stock, he will be able to elect our entire board of directors, control all matters that require a stockholder vote (such as mergers, acquisitions and other business combinations) and exercise a significant amount of influence over our management and operations. This concentration of ownership could have the effect of preventing us from undergoing a change of control in the future and might affect the market price of our common stock.

Failure to introduce new products in a timely manner may affect our ability to compete effectively.

     Our future success will depend in large part on our ability to develop and enhance our services and products. We operate in a very competitive industry in which the ability to develop and deliver fashion through the Internet and other channels is a key competitive factor. There are significant technical risks in the development of new or enhanced services and products, including the risk that we will be unable to:

     *    effectively use new technologies
     *    adapt our products to emerging industry standards; or
     *    develop, introduce and market enhanced or new products.

     If we are unable to develop and introduce enhanced or new products quickly enough to respond to market or user requirements or to comply with emerging industry standards, or if these services and products do not achieve market acceptance, our business, financial condition and operating results could be materially adversely affected.

We do not expect to pay dividends and investors should not buy our common stock expecting to receive dividends

      We have not paid any dividends on our common stock in the past, and do not anticipate that we will declare or pay any dividends in the foreseeable future. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends.

There is no assurance of public market and that the common stock will ever trade on a recognized exchange.

      There is no established public trading market for our securities. We currently intend to seek a market maker to apply for a listing on the OTC Electronic Bulletin Board in the United States. Our shares are not and have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate its investment.

            SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS

     Some of the statements in this prospectus under "Risk Factors," Plan of Operation," "Business," and elsewhere are "forward- looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause our or our industry's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under "Risk Factors."

     In some cases, you can identify forward-looking statements by the words "believe," "expect," "anticipate," "intend" and "plan" and similar expressions or the negative of these terms or other comparable terminology.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievements. We caution you not to place undue reliance on these forward- looking statements.

                                 USE OF PROCEEDS

     The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

                       LACK OF MARKET FOR OUR COMMON STOCK

     There is no established public trading market for our securities. We intend to seek a market maker to apply for a listing on the OTC Electronic Bulletin Board in the United States. Our shares are not and have not been listed or quoted on any exchange or quotation system.

                         DETERMINATION OF OFFERING PRICE

     Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price is not an indication of and is not based upon the actual value of Hipstyle. The offering price bears no relationship to the book value, assets or earnings of Concept Digital or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

                                    DIVIDENDS

     To date, we have not declared or paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the development and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

                           PENNY STOCK CONSIDERATIONS

      Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00. Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     The following discussion and analysis provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read in conjunction with our financial statements and notes thereto appearing in this prospectus.

    The following discussion and analysis contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ significantly from the results, expectations and plans discussed in these forward-looking statements.

     During the past year, our operations have been devoted primarily to developing a business plan, developing and launching our website and raising capital for future operations and administrative functions. We intend to grow through internal development, strategic alliances, and acquisitions of existing businesses. Because of uncertainties surrounding our development, we anticipate incurring development stage losses in the foreseeable future. Our ability to achieve our business objectives is contingent upon our success in raising additional capital until adequate revenues are realized from operations.

     Development stage expenses during the three months ended March 31, 2001 and March 31, 2000 were $17,609 and $1,315 respectively. The expenses incurred were primarily due to various consulting, managerial and professional services in connection with our development of a business plan and the corporate formation. On-going increases to development stage expenses are anticipated.

Overview

      Hipstyle.com is a development stage company which is completing a website, at www.hipstyle.com, dedicated to bringing together designers and merchants of high fashion and beauty products with online clothing shoppers and fashion enthusiasts. We have launched a beta test version of the site and have retained the services of a web design and development firm to facilitate the completion of a11 planned content and functionality. We have spent a total of $54,292 for research and development. All of such expenses were used to develop our website since our inception. We did not spend any additional funds on research and development expenses.

      While the Company's primary goal is to become a comprehensive fashion portal as well as a fashion information intermediary, we plan to offer additional popular culture content to supplement our site's fashion focus. Because fashion encompasses every aspect of modern life and is directly impacted by all aspects of popular culture, we believe that providing content relating to movies, music, nightlife, etc. will be a value added feature for our anticipated members and users. We believe that this content will not only enhance the quality and scope of our bulletin board discussions, but will offer a destination for a wider audience base, thus resulting in increased anticipated traffic to our site.

     We anticipate that the fashion infomediary aspect of our model will focus on aggregating our members' personal profiles and preferences and then matching them with our merchant and advertising partners, thus providing focused services and information to both parties. This strategy will be heavily dependant on our ability to convert future visitors to our site into Hipstyle.com members. Membership will be in the Hipstyle.com online community and members will not receive an ownership interest in the company, Hipstyle.com, Inc. While most intended services will be available to all site visitors, certain higher tier services and functionality will be reserved for members only.

     We anticipate that membership in the online community of Hipstyle.com will be free and it will offer special access to certain restricted content and functionality as well as negotiated member discounts with merchant partners. To become a member, site visitors will be asked to fill out some personal information, including their specific fashion related preferences, and this information will be aggregated into a confidential data repository. With the members' explicit permission, the Company anticipates using these detailed customer profiles to provide businesses with a powerful online advertising, direct marketing and electronic commerce channel to more effectively reach their desired audience. In return, we anticipate that members will benefit from the targeted advertising and offers focusing on their specific interests, and will also receive group discounts and special deals negotiated by the Company on their behalf.

     Anticipated revenues will be generated primarily through charging a click through rate for each link to other sites, revenue sharing on purchases made at partner e-commerce sites, advertising sales and possible auction fees. During the next twelve months, we expect to take the following steps in connection with the development of our business and the implementation of our plan of operations:

     *    Complete andlaunch fully operational web site within ninety (90) days;

     * Develop and maintain relationships with retailers, partners and customers;

     * Develop ancillary services that are complimentary to our current anticipated services; and

     * Hire and train additional staff, including management, marketing staff, administrative personnel and technical developers. We anticipate hiring up to 3 employees in the next twelve months;

     Each of these steps present significant risks with respect to our ability to implement our plan of operations which are discussed in the "Risk Factors" section of this prospectus. You should carefully review these risks prior to participating in the offering.

     We intend to grow through internal development, strategic alliances, and acquisitions of existing businesses. Because of uncertainties surrounding our development and limited operating history, we anticipate incurring development stage losses in the foreseeable future. Our ability to achieve our business objectives is contingent upon its success in raising additional capital until adequate revenues are realized from operations.

Results of Operations

     For the three months ending March 31, 2001, the nine month ended March 31, 2001, and for the period June 22, 1999 (inception) through March 31, 2001, we recorded a net loss of $17,609, $74,718 and $131,305 respectively. This operating loss is largely attributable to general and administrative expenses associated with development of our website. We did not generate any revenues during these periods. Net loss per share of common stock was approximately $.00 for the three month period ending March 31, 2001 and $.02 for the nine months ending March 31, 2001. Further, there can be no assurance that we will ever achieve profitability or that a stream of revenue can be generated and sustained in the future.

Capital Resources and Liquidity

     At March 31, 2001, we had current assets of $1,368 and total assets of $1,368. These assets consist of cash on hand of $1,368.

     We received an aggregate total of $7,000 in connection with unsecured loans from Atlas Equity Group, Inc., a shareholder of Hipstyle, and issued promissory notes in the same amount at an interest rate of 10% and maturity dates ranging from April 2002 through August, 2002. Proceeds from this loan were used to pay administrative expenses and working capital. As of March 31, 2001, we had a cash balance of approximately $1,368.

Cash Requirements and Additional Funding

     Hipstyle is dependent on external capital to develop, complete, and launch its business operations and to finance its business strategy of providing digital imaging services over the Internet. This external capital will also be necessary in order for Hipstyle's operations to reach a level in which it may internally generate the cash flow necessary to sustain its operations. If we are unable to raise new capital, it may not be able to maintain business operations.

     The plan of operation described in this discussion assumes that Hipstyle will be successful in raising additional and necessary capital. If we are unable to raise additional funds, we may be forced to delay, scale back or eliminate certain product and service development programs. Even if we are able to continue our operations, the failure to obtain financing could have a substantial adverse effect on our business and financial results, and we may need to delay full deployment of our services. Although we have historically relied upon financing provided by our shareholders to supplement our operations, they are not legally obligated to provide us with any additional funding in the future. We currently do not maintain any lines of credit nor do we have any agreements for additional sources of financing.

                             BUSINESS - OUR COMPANY

A Summary Of What We Do

     We are a development stage Internet based company whose goal is to become a Hipstyle.com is a development stage company which is completing a website, at www.hipstyle.com, dedicated to bringing together designers and merchants of high fashion and beauty products with online clothing shoppers and fashion enthusiasts. We have launched a beta test version of the site and has retained the services of a web design and development firm to facilitate the completion of a11 planned content and functionality. We have spent a total of $54,292 for research and development. All of such expenses were used to develop our website since inception. We did not spend any additional funds on research and development expenses.

While our primary goal is to become a comprehensive fashion portal as well as a fashion information intermediary, we plan to offer additional popular culture content to supplement our site's fashion focus. Because fashion encompasses every aspect of modern life and is directly impacted by all aspects of popular culture, we believe that providing content relating to movies, music, nightlife, etc. will be a value added feature for our anticipated members and users. We believe that this content will not only enhance the quality and scope of our bulletin board discussions, but will offer a destination for a wider audience base, thus resulting in increased anticipated traffic to our site.

We anticipate that the fashion infomediary aspect of our model will focus on aggregating our members' personal profiles and preferences and then matching them with our merchant and advertising partners, thus providing focused services and information to both parties. This strategy will be heavily dependant on our ability to convert future visitors to our site into Hipstyle.com members. Membership will be in the Hipstyle.com online community and members will not receive an ownership interest in the company, Hipstyle.com, Inc. While most intended services will be available to all site visitors, certain higher tier services and functionality will be reserved for members only.

We anticipate that membership in the online community of Hipstyle.com will be free and it will offer special access to certain restricted content and functionality as well as negotiated member discounts with merchant partners. To become a member, site visitors will be asked to fill out some personal information, including their specific fashion related preferences, and this information will be aggregated into a confidential data repository. With the members' explicit permission, the Company anticipates using these detailed customer profiles to provide businesses with a powerful online advertising, direct marketing and electronic commerce channel to more effectively reach their desired audience. In return, we anticipate that members will benefit from the targeted advertising and offers focusing on their specific interests, and will also receive group discounts and special deals negotiated by the Company on their behalf.

Anticipated revenues will be generated primarily through charging a click through rate for each link to other sites, revenue sharing on purchases made at partner e-commerce sites, advertising sales and possible auction fees.

Our corporate offices are located at 1221 Brickell Avenue, Suite 900, Miami, Florida 33131. Our corporate staff consists of two part time persons with collective experience in fashion and online marketing. Our telephone number is
(305) 539-0900.

Operational Details

Acquiring Viewer Base

The first and perhaps most important aspect of our model is to generate an audience/membership as quickly as possible. Advertising rates, merchant pricing, negotiated member discounts and access to cost-effective strategic partnerships are all positively affected by increased traffic on our website. Therefore, with a growing number of viewers on our site, we have the potential to deliver more benefits to our anticipated users, clients and partners. Our users will benefit from a larger base, as it will increase our ability to leverage group discounts and special offers for our members. In addition the quality of interactive functionality like auctions and bulletin boards will be greatly improved. Our business partners and advertisers will have access to more viewers and potential customers, and will thus benefit more from a relationship with Hipstyle.com. Finally, our anticipated revenues will be completely dependant on the amount of traffic and membership on our site.

This initiative will hinge on a successful advertising campaign and public relations strategy. The effort must be as targeted and cost effective as possible, since this represents Hipstyle's largest cost allocation. Preliminary advertising and traffic-building channels have been identified, with the anticipated approach consisting of highly targeted advertising online banner buys, business development relationships with third party sites and strategic placement on search engines. Depending on the success of its online advertising initiatives, we may also pursue offline channels including billboard and magazine advertising.

We anticipate that a membership can be attained utilizing the outlined channels and techniques. We will try to attract individuals who are interested in this industry by providing unique content and services, while promoting a sense of community.

Content Functionality

In order to attract this viewer base to our website, we will try to provide services to our members in addition to shopping links that will be useful and fun to those individuals who are interested in fashion. We hope to provide a search engine for our entire site to create an easy way to quickly find specific items or functions. We will also anticipate providing up to date news and articles, as well as research tools, which will include biographies of important figures in fashion like designers and models. Planned links will also be established for event postings such as sample sales, new store or site openings and possible job and internship listings.

It is anticipated that members will have upgraded offerings including the opportunity to chat with each other and exchange ideas, creating a sense of community within our viewer base. They should also have the ability e-mail us directly with questions, comments and suggestions, and have access to bulletin boards on a variety of topics ranging from fashion and entertainment to current social issues.

We will rely on forming partnerships with major magazines to provide archives of selected features of their current issues, and unless we can forge these relationships we will not be able to offer this feature to our members. We anticipate that seasonal runway shows and various interviews will be available to download on RealPlayer video to be viewed by our members. Finally, we will also attempt to provide our members with resources to aid in the search for designer vintage pieces, potentially in the form of an on- line auction.

Finally, we plan to offer additional popular culture content to supplement our site's fashion focus. Because fashion encompasses every aspect of modern life and is directly impacted by all aspects of popular culture, we believe that providing content relating to movies, music, nightlife, etc. will be a value added feature for our anticipated members and users. We anticipate providing updated popular culture content to not only enhance the quality and scope of our bulletin board discussions, but to offer a destination for a wider audience base that may have interests beyond the fashion world. We expect that this approach may result in increased traffic to our site, with anticipated benefits for our future advertisers and member base.

Membership Requirements

In order for us to execute on the infomediary aspect of the business model, certain features and functionality on the site including chat, e-mail, videos, magazine archives and vintage auctions will only be offered in exchange for filling out a simple questionnaire. The questions that potential members may be asked to answer will include their name, the city in which they live, career choice, age range, hobbies and lifestyle, shopping habits and dress and shoe size. Upon completing this questionnaire, potential new members will be assigned a membership number and will be asked to choose a password that they will use to access exclusive HipStyle.com offerings.

Infomediary Model

We believe that a significant market opportunity exists for an Internet-based infomediary to serve as an effective communication channel between businesses and online consumers. This infomediary would collect consumers' demographic and behavioral data, with their permission, and build detailed profiles from that information. The infomediary would use these profiles to enable businesses to deliver highly-targeted, one-to-one marketing messages and other products and services to specified consumers. The infomediary, as the trusted custodian of their information, would empower consumers to realize value from their data while protecting their privacy.

With accurate and complete member information, we anticipate that we will be able to deliver benefits to our members, advertisers, clients and strategic partners. For our business and advertising partners, we hope to provide a powerful online advertising, direct marketing and electronic commerce channel to more effectively reach their desired audience. For our members, we anticipate benefits from the targeted advertising and offers focusing on their specific interests, as well as group discounts and special deals negotiated by us on their behalf.

Hipstyle.com Auction

Hipstyle.com is planning to offer our members an auction area for bringing together buyers and sellers of designer vintage pieces. That planned part of the site will serve as a place for buyers and sellers to meet, negotiate sales, and finally consummate transactions directly, thereby bypassing the time and expense of intermediaries. Anticipated sales will be conducted by a traditional rising price auction, and will be hosted by us. Users will register for free by completing a registration form on our sign up page. The registration form records contact information, mailing address and validates e-mail address. The bidder will then be given an identification number for use when bidding. Once registered, a customer will be able to bid immediately on any of the listed auctions. Because there will be a fee charged for each listing, the individual posting an item to auction on our site will have to provide Hipstyle with a valid credit card as well as a verified mailing address and e-mail.

Our site may contain a listing of clothing categories that will allow for easy exploration of current auctions. We are planning that bidders will be able to search for specific vintage items by browsing through a list of auctions within a category or subcategory of clothing and then click through to a product page for a detailed description of a particular item. Each auction will be assigned a unique identifier so that users can easily search for and track specific items being auctioned off. Within the auction part of the site, we plan to feature an auction search engine to provide our users with the tools to find a desired item on our site. Users will be able to search by specific category, style, size, initial bid price, location of the owner and any specific keyword searches.

Once we bring together the seller with the winning bidder, the transaction will be performed between the two respective parties and will not involve us. As previously mentioned, we will charge a listing fee from members for each individual auction that they initiate.

Revenue

The partnerships that we anticipate forming with on-line retailers will include a link directly from our web-site to the designer's or retailer's home page. The intended increase in traffic to these sites provided by Hipstyle.com will enable us to charge each retailer or designers who may be seeking traffic, a click-through rate, or a fee for each click called a CPC. In addition, for e-commerce sites, we will ask for a percentage of revenues obtained through purchases made by customers that come from Hipstyle.com. The anticipated growing traffic on Hipstyle.com, should in turn provide opportunities for these businesses to increase their on-line revenue percentages. Based on these benefits to our potential partners, it is anticipated that most businesses will have no objections to a link from Hipstyle.com to their own site. It will then be the objective of our team to negotiate mutually acceptable CPC and revenue sharing arrangements with each different potential business partner.

The anticipated traffic on the Hipstyle.com web site will also allow for us to receive ad sales revenues from potential advertisers. Because advertisers traditionally pay higher rates for targeted ads, we anticipate that the aggregated information from member questionnaires will create a highly targeted advertising profile, which should enable us to charge higher rates for communication with those members.

Finally, we anticipate that the Hipstyle members only auction will bring together buyers and sellers, and will allow us to take a fee on each individual auction posted. The sellers of an item will be charged a fee to post, otherwise the service we be free to all other participating members who have filled out their member profiles.

Revenue Sources

While future possibilities for generating income include strategic partnerships and/or acquisitions of other shopping sites, developing and selling our own products and licensing agreements of various types, we have not pursued any of these arrangements to date. As mentioned before, our revenue strategy will focus around CPC rates from links, revenue sharing from sales, advertising sales and auction fees.

CPC

The CPC rate is a fee that is charged every time a Hipstyle.com member clicks on any link to a company site. This method of generating revenue is directly contingent upon how many members we have, as the probability rate of an actual click occurring is relatively higher. The number of clicks that occur on a link is figured by multiplying the click-through rate, or average percentage of viewers who click, by the number of viewers that are actually on the site at a given time.

The CPC rate must be specific for each client or strategic partner, based on their specific traffic needs and relative stature in the industry. In most instances, the more existing traffic that a business has on its site, the less marginal value it places on incremental clicks. In addition, larger sites with more members and well-developed brands, tend to have greater leverage in negotiating CPC rates that they are willing to pay. Because of brand recognition it is anticipated that a well known site or retailer will be willing to pay a lower CPC rate, but will attract more visitors than a less known site. Conversely, a newer site may be willing to pay a higher CPC rate to us, but may not attract as many visitors. Because the net impact on revenues will only be realized after testing the performance of each partnership, the Company will need to maintain flexibility in the its CPC rates, within the accepted industry parameters. It is anticipated that we will initially charge lower CPC rates for more established partners and retailers.

Revenue Sharing

Revenue sharing for purchases made at on-line retailers, sources from HipStyle.com is an excellent way for us to generate income. This option is only available to us, however, through sites that are established as e- cornmerce sites. Only a select few of the designers who are on-line are actually selling their products via the internet. Most of the sites that are currently and actively retailing are e-commerce boutiques that are designed specifically for this purpose. While we have targeted these on-line retailers as potential clients of Hipstyle.com and hope to generate revenue share in the immediate future, we do not have any existing revenue sharing contracts in place, and may not be able to secure these types of relationships.

We are also planning to target major designer web sites for potential revenue sharing, but anticipate a CPC arrangement in the near future, as they develop their e-commerce capabilities. Currently, the majority are catalog sites that are designed for viewing the current collections and then ordering by contacting a customer service center through an 800 number or e-mail. However, we anticipate and are starting to see some indications that designer sites will eventually undergo a transformation to enable e- commerce. This belief is based on the fact that a growing number of related businesses have been using the Internet as a low-cost sales and distribution channel. We believe that this interest in online commerce is fueled in part by:

     Online Interactivity. Businesses can use the Internet to interact with customers in a real-time personalized transaction experience that provides the business with significant marketing flexibility. On the Internet, a business can frequently adjust its featured selections, pricing and visual presentation. Also, these businesses can display a larger number of products than a traditional store based or catalog retailer.

     Global Scope of the Internet. Businesses that use the Internet as a sales and marketing channel are able to reach and serve a large and geographically diverse customer base electronically from a central location. Also, businesses can easily obtain demographic and related customer data that provides additional opportunities for direct marketing and personalized services.

     Decreased Sales Costs. Businesses that use the Internet can access a global market without the high costs associated with additional retail channels. Online retailers and distributors do not have the burden of managing and maintaining multiple retail stores or the significant printing and mailing costs of catalogues.

     Reduced Inventory Costs. Many businesses that use the Internet are able to have products shipped to consumers directly by the manufacturers. This reduces inventory costs and decreases exposure to inventory obsolescence.

When these businesses conclude their e-commerce transformation and begin to sell products directly form their web site, the Company plans to form strategic partnerships with these companies with the value proposition that Hipstyle.com will generate traffic to their sites and increase the demand for their products on-line.

Advertising Sales

Advertising sales on Hipstyle.com is a way that we can possibly generate revenue from a diverse selection of marketplaces. We intend to create a variety of different options and packages from companies that would purchase advertising space on our site. These companies are not limited to the fashion industry, but can come from a variety of related industries including: major banks and credit cards, beauty products and cosmetics, fragrances, fitness products and gyms, hotels, restaurants and nightclubs. These advertisements will be in the format of click-on banners and buttons of varying sizes that will link the viewer directly to the advertisers' home page. The pricing for these ads will be based on a CPM rate, or cost per thousand impressions, which the number of unique times the ad is viewed on Hipstyle.com site. The CPM rate is derived from the number of exclusive viewers on a site at a given time, or how many viewers will actually see the ad. Therefore, the higher Hipstyle's membership number, the more its advertising space is in demand. This further outlines our initial priority to draft a large viewer base in order to generate maximum profit from sale of our advertising space.

The CPMs we will charge are also dependent on our site's click through rates, and on the individual advertiser. If an advertiser is paying us a CPM rate for showing an ad, but is not receiving any clicks or generating visits to their site, the advertiser will either demand a lower CPM rate or discontinue the relationship. Therefore the click through performance of our user base may heavily impact the CPM advertising rates we will be able to charge in the future.

Competition

There are several direct competitors in this industry, but we believe that there is enough current demand to support another entrant in this industry based on the amazing observed and projected growth of the internet, e-commerce and the fashion industry. An estimated 33% of U.S. households now use the Internet, which is projected to rise to 66% by 2003, according to a Yankee Group survey as stated in a November 1999 report titled "Free Internet Access: Gateway to the Next-Generation ISP" written by the Internet Marketing Strategies Planning Service at the Yankee Group. The U.S. retail apparel market is valued at $172 billion by the Garment Industry Development Corporation as stated in an article from the Garment Industry Development Corporation's statistical overview in the last paragraph under US Fashion Industry. Revenues from online consumer retail shopping are projected to grow to $125.6 billion by 2004, representing an increase of 240% from the $37 billion projected by year-end 2000, according to eMarketer in an article dated October 31, 2000 named "New eCommerce:B2c Report Reveals Consumer e- Commerce Sales will reach $126 Billion by 2004, An Increase of 240% From $37 Billion in 2000".

In the future, we may encounter competition from other fashion designers and retailers who are still in the process of constructing their web-sites, but are showing a future commitment to e-commerce for their business. Many of our competitors, as well as a number of potential new competitors, have significantly greater financial, technical and marketing resources than we do. There can be no assurance that our competitors will not develop Internet products and services that are superior to ours or that achieve greater market acceptance than the our offerings.

We may also compete with online services and other Web site operators as well as traditional off-line media such as print and television for a share of advertisers' total advertising budgets. There can be no assurance that the we will be able to compete successfully against its current or future competitors or that competition will not have a material adverse effect on our business, results of operations and financial condition. However, retailing over the internet breaks down any previously existing boundaries, creating an international marketplace for products that have already achieved world-wide status through magazine editorial and advertising campaigns. These facts create the ideal opportunity to introduce a web site like Hipstyle.com that combines all aspects of the fashion industry, combining shopping with an on-line community of individuals who share the same interests.

GOVERNMENT AND STATE REGULATION

Internet Law

Our website is not currently subject to direct federal laws or regulations applicable to access, content or commerce on the Internet. However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet covering issues such as:

   *  user privacy;
   *  freedom of expression;
   *  pricing;
   * content and quality of products and services; * taxation; * advertising; * intellectual property rights; and * information security

     The adoption of any such laws or regulations might decrease the rate of growth of Internet use, which in turn could decrease the demand for our services, increase the cost of doing business or in some other manner have a material adverse effect on our business, financial condition and operating results. In addition, applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy is uncertain. The vast majority of such laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies.

                                    EMPLOYEES

     We employ one person on a part-time basis. We will employ additional people as we continue to implement our plan of operation. None of our employees are covered by a collective bargaining agreement, and we believe that our relationship with our employees is satisfactory.

                             DESCRIPTION OF PROPERTY

We currently use office space in a building located at 1221 Brickell Avenue, Suite 900, Miami, Florida. The primary tenant is The Farkas Group, Inc. The Farkas Group, Inc. subleases the facility to Atlas Equity Group, Inc., an entity which is wholly owned by Michael Farkas. Mr. Farkas is an affiliated individual to the Company since he is the sole shareholder, officer and director of Atlas Equity Group, Inc. which owns 57% of the outstanding shares of Hipstyle.


In July 2000, we agreed to reimburse Atlas Equity Group, Inc., a related party, of which Michael D. Farkas is the beneficial owner, $2,000 per month (on a month-to-month basis) for rent and other operating expenses. Prior to July 2000, we had been relatively inactive, did not require, and was not occupying, any office space. Therefore, instead of paying rent, the we agreed to reimburse Atlas Equity Group, Inc. for certain office expenses. Because of recent developments, including the hiring of employees and the completion of its business plan, management has agreed to occupy and rent the space located at 1221 Brickell Avenue, Suite 900, Miami, Florida on a month to month lease at $2,000 per month commencing January 1, 2001.

                                LEGAL PROCEEDINGS

To the best of our knowledge, there are no known or pending litigation proceedings against us.

                                   MANAGEMENT

                        DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information about our executive officers and directors.


NAME              AGE      POSITION
----              ---      --------
Rebecca J. Farkas  24       President, Treasurer, Secretary and Director
Michelle Brock    26       Vice President and Director

DIRECTORS

Rebecca J. Farkas, 24, has been President, Secretary, Treasurer and Director of the Company since inception. She has also been a fashion model with Fords Models Inc. in Miami, Florida and Spirit Model Management in New York, New York. She was been in the modeling industry for the past five years represented by various modeling agencies in New York, Miami, Paris, Los Angeles and Chicago. Ms. Brock has been heavily in contact with many artists through her experience in the fashion industry. In addition, since 1996, Ms. Brock has been represented by a commercial television agency in New York and has appeared in lead roles in several national television commercials. She is currently a member of the Screen Actors Guild. In addition, Ms. Brock was President and founder of WealthHound.com, Inc. a publicly traded company listed on the National Quotation Board. She was also founder and President of Quentin Road Productions, Inc., a publicly traded company listed on the OTC Electronic Bulletin Board. She attended Penn State University from 1995-1996.

Michelle Brock, 26, has served as our Vice President and Director since May 30, 2000. Ms. Brock has been employed in public relations and sales for Norma Kamali, Inc. since May 1999. Her responsibilities include the generating of editorial press of United States and foreign fashion magazines as well as sales to industry insiders and Internet clients. From May 1998 to May 1999, Ms. Brock was employed as an analyst assistant with Odyssey Investments Partners, LLC where she conducted financial and market research in the Internet technology, aerospace, telecommunications and transportation industries. She was also Vice President of Quentin Road Productions, Inc., a publicly traded company listed on the OTC Electronic Bulletin Board. Ms. Brock graduated in May 1998, from Penn State University with a degree in Music Theory and Violin Performance.

Rebecca J. Farkas and Michelle Brock are sisters. Rebecca J. Farkas is married to Michael D. Farkas the sole shareholder of Atlas Equity Group, Inc., the principal shareholder of the Company.

We intend to expand our Board of Directors, and to seek to recruit and retain a Chief Financial Officer, upon completion of this offering. Current efforts are underway to recruit additional members of management, as well.

All officers and directors listed above will remain in office until the next annual meeting of our stockholders, and until their successors have been duly elected and qualified. There are no agreements with respect to the election of Directors. We have not compensated our Directors for service on our Board of Directors, any committee thereof, or reimbursed for expenses incurred for attendance at meetings of our Board of Directors and/or any committee of our Board of Directors. Officers are appointed annually by our Board of Directors and each Executive Officer serves at the discretion of our Board of Directors. We do not have any standing committees.

None of our Officers and/or Directors have filed any bankruptcy petition, been convicted of or been the subject of any criminal proceedings or the subject of any order, judgment or decree involving the violation of any state or federal securities laws within the past five (5) years.

BOARD OF DIRECTORS

The board of directors consists of two directors.

BOARD COMMITTEES

The Board of Directors has established no committees.

EXECUTIVE COMPENSATION

Rebecca Farkas has been our President and Secretary since inception and Michelle Brock has been our Vice President and director since May, 2000. Farkas and Brock received no compensation for services performed during the 2000 fiscal year and Michelle Brock received $10,000. The following table sets forth information concerning annual and long-term compensation, on an annualized basis for the 2001 fiscal year, for our Chief Executive Officer and for each of our other executive officers (the "Named Executive Officers") whose compensation on an annualized basis is anticipated to exceed $100,000 during fiscal 2001.

                           SUMMARY COMPENSATION TABLE


                                     ANNUAL COMPENSATION       LONG TERM COMPENSATION
                                                                              RESTRICTED     SECURITIES
NAME AND PRINCIPAL             FISCAL      OTHER     ANNUAL     STOCK         UNDERLYING     OPTIONS
ALL OTHER
POSITION                       YEAR        SALARY    BONUS      COMPENSATION  AWARDS         (NO. OF SHARES)
COMPENSATION                   ----        ------    -----      ------------  ------         ---------------
------------

Rebecca J. Farkas               2001        $    0        0               0         0         0      $       0
President and Secretary

Michelle Brock                  2001        $    0        0               0         0         0              0
Vice President

Our shareholders may in the future determine to pay Directors' fees and reimburse Directors for expenses related to their activities.

                                  STOCK OPTIONS

We did not grant stock options in 2000.

The following table sets forth information with respect to stock options granted to the Named Executive Officers during fiscal year 2001:

                          OPTION GRANTS IN FISCAL 2000

                           (INDIVIDUAL GRANTS) (1)

                                NUMBER OF%                OF TOTAL OPTIONS
                                SECURITIES UNDERLYING     GRANTED TO EMPLOYEES IN            EXERCISE      EXPIRATION
NAME                            OPTIONS GRANTED           FISCAL                             PRICE         DATE
                                                          2001
None


No Executive Officer held options during the 2000 fiscal year. The following table sets forth information as to the number of shares of common stock underlying unexercised stock options and the value of unexercised in-the-money stock options projected at the 2000 fiscal year end:

None

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of September 7, 2001, certain information with respect to the beneficial ownership of the common stock by (1) each person known by us to beneficially own more than 5% of our outstanding shares, (2) each of our directors, (3) each Named Executive Officer and (4) all of our executive officers and directors as a group. Except as otherwise indicated, each person listed below has sole voting and investment power with respect to the shares of common stock set forth opposite such person's name.


NAME AND ADDRESS OF                 AMOUNT AND NATURE OF        PERCENT OF
BENEFICIAL OWNER (1)                BENEFICIAL OWNERSHIP        OUTSTANDING SHARES
--------------------                --------------------        ------------------
5% STOCKHOLDERS
Atlas Equity Group, Inc.(2)               2,620,000                56.96%
1221 Brickell Avenue
Suite 900
Miami, FL 33131

Rebecca J. Farkas                            655,000                14.24%
294 South Coconut Lane
Miami Beach, FL 33139

DIRECTORS AND NAMED EXECUTIVE
OFFICERS

Rebecca J. Farkas                           655,000                14.24%
294 South Coconut Lane
Miami Beach, FL 33139

Michelle Brock                               50,000                 1.09%
105 Lexington Avenue, #6D
New York, NY 10016

All directors and executive                 705,000                15.32%
officers as a group (2 persons)

(1) Under the rules of the SEC, a person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days of the date hereof. Unless otherwise indicated by footnote, the named entities or individuals have sole voting and investment power with respect to the shares of common stock beneficially owned.

(2) Michael D. Farkas is the sole officer, director and shareholder of Atlas Equity Group, Inc. and Michael D. Farkas is married to Rebecca J. Farkas, the President of the Company.

(3) This table is based upon information obtained from our stock records. Unless otherwise indicated in the footnotes to the above table and subject to community property laws where applicable, we believe that each shareholder named in the above table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.

                              SELLING STOCKHOLDERS

     The shares being offered for resale by the selling stockholders consist of the 4,000,000 shares of common stock issued to the shareholders in the spin off from Quentin Road Communications, Inc. in March 2000 and the 550,000 shares of common stock sold to investors in the Regulation D Rule 504 private placement undertaken by Hipstyle in June, 2000. Other than with respect to, Michael D. Farkas, Rebecca Farkas or Michelle Brock, none of the selling stockholders have had within the past three years any position, office or other material relationship with us or any of our predecessors or affiliates.

     The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of September 7, 2001 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

                             Shares of common Percent of common Shares of Shares of common stock Stock owned prior stock prior common stock owned after offering

Name of selling stockholder  to offering(1)     To offering       to be sold(1) Number                Percent(1)
                             -----------        -------------     -----=------- --------              -------
Richard Anslow               70,000                1.52%              70,000      0                       0
Atlas Equity Group, Inc.  2,620,000               56.96%           2,620,000      0                       0
Marvin Azrak                 20,000                 .43%              20,000      0                       0
Ruben Azrak                  50,000                1.09%              50,000      0                       0
Balmore Funds S.A.(2)        50,000                1.09%              50,000      0                       0
Bank August Roth             26,200                 .58%              26,200      0                       0
Abe Betesh                   20,000                 .43%              20,000      0                       0
Toba Block                   25,000                 .54%              25,000      0                       0
Michelle Brock               50,000                1.09%              50,000      0                       0
Rebecca J. Farkas           655,000               14.40%             655,000      0                       0
Alan Cornell                 26,200                 .58%              26,200      0                       0
Jane Cornell                 26,200                 .58%              26,200      0                       0
Lauren Cornell               26,200                 .58%              26,200      0                       0
Scot Cohen                   25,000                 .54%              25,000      0                       0
Eclipe Finance Ltd.          26,200                 .58%              26,200      0                       0
Isaac Fallas                 10,000                 .22%              10,000      0                       0
James Favia                  26,200                 .58%              26,200      0                       0
First Security Investments  192,900                4.24%             192,900      0                       0
Chaya Fishman                25,000                 .54%              25,000      0                       0
Naomi Fishman                19,650                 .43%              19,650      0                       0
Rochel Leah Fishman           5,000                 .11%               5,000      0                       0
Shimon Fishman               54,650                1.09%              54,650      0                       0
Yitzchak Fishman             25,000                 .54%              25,000      0                       0
Zachary Gindi                20,000                 .43%              20,000      0                       0
Jerry Horowitz               26,200                 .58%              26,200      0                       0
Richard Horowitz             26,200                 .58%              26,200      0                       0
Alan Jablon                  26,200                 .58%              26,200      0                       0
Lawrence Jemal               20,000                 .43%              20,000      0                       0
Eli Loebenberg               35,000                 .77%              35,000      0                       0
Meclo Ltd.                   25,000                 .54%              25,000      0                       0
Net Vantage Inc.             26,200                 .58%              26,200      0                       0
John Ogle                    26,200                 .58%              26,200      0                       0
Adena Pollan                 15,000                 .33%              15,000      0                       0
Saalib                       26,200                 .58%              26,200      0                       0
Robert Schechter             26,200                 .58%              26,200      0                       0
Carolyn Sher                 49,125                1.08%              49,125      0                       0
Irwin Sher                   16,375                 .36%              16,375      0                       0
Kenneth Sher                 49,125                1.08%              49,125      0                       0
Marsha Sher                  16,375                 .36%              16,375      0                       0
Miriam Silber                10,000                 .22%              10,000      0                       0
Murray Silber                15,000                 .33%              15,000      0                       0
Jackie Stetson               26,200                 .58%              26,200      0                       0
Jennifer Stetson             26,200                 .58%              26,200      0                       0
Talbiya Investments Ltd.     25,000                 .54%              25,000      0                       0
Jacob Tversky                25,000                 .54%              25,000      0                       0


(1) Assumes that all of the shares of common stock offered in this prospectus are sold and no other shares of common stock are sold or issued during the offering period.
(2) Michael D. Farkas is a representative of Atlas Equity Group, Inc. and has investment control of the shares of Hipstyle owned by Atlas Equity Group, Inc.
(3) Gisella Kindle is a representative of Balmore Funds, SA and has investment control of of the shares of Hipstyle owned by Balmore Funds SA.
(4) Peter Kiley is a representative of Bank August Roth and has investment control of the shares of Hipstyle owned by Bank August Roth.
(5) Charles Foreman is a representative of Eclipse Finance Ltd. and has investment control of the shares of Hipstyle owned by Eclipse Finance Ltd.
(6) Sinai Waldman is a representative of First Securities Investments and has investment control of the shares of Hipstyle owned by First Securities Investments.
(7) John Clarke is a representative of Meclo Ltd. and has investment control of the shares of Hipstyle owned by Bank Meclo Ltd.
(8) Charles Wolf is a representative of Net Vantage, Inc. and has investment control of the shares of Hipstyle owned by Net Vantage, Inc.
(9) Chris Rubin is a representative of Saalib Ltd. and has investment control of the shares of Hipstyle owned by Saalib Ltd.
(10) Ian Wrench is a representative of Talbiya Investments Ltd. and has investment control of the shares of Hipstyle owned by Talbiya Investments Ltd.

                              PLAN OF DISTRIBUTION

     The shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

     o ordinary brokers transactions, which may include long or short sales, o transactions involving cross or block trades on any securities or market where our common stock is trading,
     o purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus,

     o "at the market" to or through market makers or into an existing market for the common stock,
     o in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,

     o through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or
     o any combination of the foregoing, or by any other legally available means.

     In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

     Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The selling stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act of 1933. Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

     We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $20,000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We currently use office space in a building located at 1221 Brickell Avenue, Suite 900, Miami, Florida. The primary tenant is The Farkas Group, Inc. The Farkas Group, Inc. subleases the facility to Atlas Equity Group, Inc., an entity which is wholly owned by Michael Farkas. Mr. Farkas is an affiliated individual to us since he is the sole shareholder, officer and director of Atlas
Equity Group, Inc. which owns 57% of the outstanding shares of Hipstyle.

In July 2000, we agreed to reimburse Atlas Equity Group, Inc., a related party, of which Michael D. Farkas is the beneficial owner, $2,000 per month (on a month-to-month basis) for rent and other operating expenses. Prior to July 2000, we had been relatively inactive, did not require, and was not occupying, any office space. Therefore, instead of paying rent, we agreed to reimburse Atlas Equity Group, Inc. for certain office expenses. Because of recent developments, including the hiring of employees and the completion of its business plan, management has agreed to occupy and rent the space located at 1221 Brickell Avenue, Suite 900, Miami, Florida on a month to month lease at $2,000 per month commencing January 1, 2001.

We have not and do not intend to enter into any additional transactions with our management or any nominees for such positions. We have not and do not intend to enter into any transactions with our beneficial owners. We are a subsidiary of Atlas Equity Group, Inc. which is the owner of 56.96% of our outstanding shares. Since inception, we have not entered into any transactions with promoters other than our officers and directors Rebecca J. Farkas and Michelle Brock, who each received 655,000 and 50,000 respectively, of our shares of common stock. Rebecca Brock received her 655,000 shares as part of the distribution of the Hipstyle shares by Intelilabs.com, Inc. and Michelle Brock received her 50,000 shares for consulting services rendered to us including the writing and development of our business plan, the development of corporate and operating strategies and creative input into our website. Such shares were also issued as an incentive for Michelle Brock to become our officer. Rebecca J. Farkas, our President loaned us funds for the cost of licensing Hipstyle.com in New York and reserving our internet address as well as other operating expenses. No interest is being charged on this loan and is due on demand. In addition, upon our formation, Quentin Road Productions, Inc., our original sole shareholder, loaned us $2,000 for the costs of formation of Hipstyle.com.

On March 1, 2000, a majority of the shareholders and the Directors authorized a distribution of the Hipstyle shares owned by Quentin Road Productions, Inc. to the Quentin Road Productions, Inc. shareholders in an unregistered spin off at a rate of 1.31 Hipstyle shares for each share of Quentin Road Productions, Inc. owned. After such spin off, we had 4,000,000 shares outstanding to 25 shareholders. Our management is involved in other business activities and may, in the future become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between our business and their other business interests. We have not and do not intend in the future to formulate a policy for the resolution of such conflicts.

Such related party transactions were on terms that were not more favorable than if agreed upon by a third party in an arms length transaction.

                            DESCRIPTION OF SECURITIES

     The following is a summary description of our capital stock and certain provisions of our certificate of incorporation and by- laws, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The following discussion is qualified in its entirety by reference to such exhibits.

GENERAL

Our Articles of Incorporation authorize us to issue up to 100,000,000 Common Shares, $0.0001 par value per common share. As of September 7, 2001, there were 4,600,000 shares of our common stock outstanding.

COMMON STOCK

     The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Our certificate of incorporation and by-laws do not provide for cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the assets remaining after payment of liabilities. Holders of common stock have no preemptive, conversion or redemption rights. All of the outstanding shares of common stock are fully-paid and non-assessable.

Liquidation Rights.

Upon our liquidation or dissolution, each outstanding Common Share will be entitled to share equally in our assets legally available for distribution to shareholders after the payment of all debts and other liabilities.

Dividend Rights.

We do not have limitations or restrictions upon the rights of our Board of Directors to declare dividends, and we may pay dividends on our shares of stock in cash, property, or our own shares, except when we are insolvent or when the payment thereof would render us insolvent subject to the provisions of the Florida Statutes. We have not paid dividends to date, and we do not anticipate that we will pay any dividends in the foreseeable future.

Voting Rights.

Holders of our Common Shares are entitled to cast one vote for each share held of record at all shareholders meetings for all purposes.

Other Rights.

Common Shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional Common Shares in the event of a subsequent offering.

There are no other material rights of the common shareholders not included herein. There is no provision in our charter or by-laws that would delay, defer or prevent a change in control of us. We have not issued debt securities.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 607.0850 of the Florida Statutes provides for the indemnification of officers, directors, employees, and agents. A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                       WHERE YOU CAN FIND MORE INFORMATION

     You may read and copy any report, proxy statement or other information we file with the Commission at the Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices at 75 Park Place, Room 1400, New York, New York 10007 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, we file electronic versions of these documents on the Commission's Electronic Data Gathering Analysis and Retrieval, or EDGAR, System. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy statements and other information filed with the Commission.

     We have filed a registration statement on Form SB-2 with the Commission to register shares of our common stock to be sold by the selling stockholders and to register additional shares to be sold. This prospectus is part of that registration statement and, as permitted by the Commission's rules, does not contain all of the information set forth in the registration statement. For further information with respect to us or our common stock, you may refer to the registration statement and to the exhibits and schedules filed as part of the registration statement. You can review a copy of the registration statement and its exhibits and schedules at the public reference room maintained by the Commission, and on the Commission's web site, as described above. You should note that statements contained in this prospectus that refer to the contents of any contract or other document are not necessarily complete. Such statements are qualified by reference to the copy of such contract or other document filed as an exhibit to the registration statement.

                                 TRANSFER AGENT

     The Transfer Agent and Registrar for our common stock is Corporate Stock Transfer & Trust Company, 3200 Cherry Creek Drive, Suite 430, Denver, Colorado 80209. Its telephone number is (303) 282-4800.

                                  LEGAL MATTERS

     The validity of the shares of common stock offered in this prospectus has been passed upon for us by Anslow & Jaclin, LLP, 4400 Route 9, 2nd Floor, Freehold, New Jersey 07728. Its telephone number is (732) 409-1212.

                                     EXPERTS

     The financial statements included in this prospectus included elsewhere in the registration statement have been audited by Salibello & Broder, LLP, independent auditors, as stated in their report appearing herein and elsewhere in the registration statement (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the Company's recurring losses from operations which raise substantial doubt about its ability to continue as a going concern), and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

FINANCIAL STATEMENTS

FINANCIAL STATEMENTS - HIPSTYLE.COM, INC.
            (A DEVELOPMENT STAGE COMPANY)
            FOR THE NINE MONTHS ENDED -
            MARCH 31, 2001

                               HIPSTYLE.COM, INC.

                         (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                 FINANCIAL STATEMENTS FOR THE NINE MONTH PERIOD
                  ENDED MARCH 31, 2001 AND AS OF JUNE 30, 2000
              AND FOR THE PERIOD JUNE 22, 1999 (DATE OF INCEPTION)
                             THROUGH MARCH 31, 2001

                               HIPSTYLE.COM, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                               TABLE OF CONTENTS

                                                           Page

BALANCE SHEETS                                             1

STATEMENTS OF OPERATIONS                                   2

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY              3

STATEMENTS OF CASH FLOWS                                   4-5

NOTES TO FINANCIAL STATEMENTS                              6-17

                               HIPSTYLE.COM, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS

ASSETS                                              (Unaudited)
                                                    March 31, 2001  June 30, 2000
                                                   --------------   -------------
CURRENT ASSETS:
Cash                                                   $   1,368    $      55
Prepaid expenses                                               0            0
                                                       ---------    ---------

      Total current assets                                 1,368           55

WEBSITE, net of accumulated amortization $450                  0       26,685

TOTAL ASSETS                                               1,368       26,740
                                                       =========    =========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:

Accounts payable & accrued expenses                    $  12,483    $  73,137
                                                       ---------    ---------

      Total current liabilities                           12,483       73,137

STOCKHOLDERS' EQUITY:

Common Stock, par value $.0001 per share;
 100,000,000 shares authorized
 4,600,000 and 4,050,000 shares issued and
 outstanding at March 31, 2001 and
 December 31, 2000, respectively                             460          405
Additional paid-in capital                               119,740        9,795
Deficit accumulated during the development stage        (131,315)     (56,597)
                                                       ---------    ---------

      Total Stockholders' equity                         (11,115)     (46,397)
                                                       ---------    ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)   $   1,368    $  26,740
                                                       =========    =========

         The accompanying notes are an integral part of these financial statements.

                               HIPSTYLE.COM, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS

                                                                                                   (UNAUDITED)
                                              (UNAUDITED)                   (UNAUDITED)           FOR THE PERIOD
                                           THREE MONTH ENDED             NINE MONTHS ENDED        June 22, 1999
                                               MARCH 31,                       MARCH 31,          (INCEPTION) TO
                                         2001            2000            2001           2000      March 31, 2001
                                         ----            ----            ----           ----      --------------
DEVELOPMENT STAGE REVENUES            $         0    $         0    $         0    $         0    $         0
                                      -----------    -----------    -----------    -----------    -----------

DEVELOPMENT STAGE EXPENSES:
     Accounting fees                        2,500              0         10,500          3,500         23,500
     Amortization                               0              0          1,357              0          1,807
     Bank charges                              15             45            105             90            250
     Consulting fees                            0              0              0              0         10,200
     Dues & subscriptions                       0              0             55            238            293
     Licenses and taxes                        50            120            494            370          1,419
     Office expenses                        6,000              0         18,315              0         18,315
     Postage                                    0              0            179              0            179
     Legal and professional fees            7,603          1,150         15,038          1,530         19,519
     Research & development                     0              0         25,328              0         52,485
     On-line services                         135              0            360              0            360
     Travel                                 1,306              0          2,987              0          2,988
                                      -----------    -----------    -----------    -----------    -----------
                                      -----------    -----------    -----------    -----------    -----------

TOTAL DEVELOPMENT STAGE EXPENSES           17,609          1,315         74,718          5,728        131,315
                                      -----------    -----------    -----------    -----------    -----------
                                      -----------    -----------    -----------    -----------    -----------

     LOSS FOR THE PERIOD                  (17,609)        (1,315)       (74,718)        (5,728)      (131,315)
                                      ===========    ===========    ===========    ===========    ===========

     NET LOSS PER COMMON SHARE
                  Basic and diluted       (0.0041)       (0.0003)       (0.0173)       (0.0014)
                                      ===========    ===========    ===========    ===========

WEIGHTED AVERAGE COMMON
SHARE OUTSTANDING                       4,308,511      4,000,000      4,308,511      4,000,000
                                      ===========    ===========    ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                                HIPSTYLE.COM, INC
                         (A DEVELOPMENT STAGE COMPANY)

      STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT) (UNAUDITED)

                                                                                                     DEFICIT
                                                                                                   ACCUMULATED
                                                                 COMMON STOCK          ADDITIONAL     DURING THE
                                                                                       PAID-IN-     DEVELOPMENT
                                                             SHARES        AMOUNT      CAPITAL         STAGE      TOTAL
                                                             ------        ------      -------         -----      -----
Balance, June 22, 1999 (inception)
                                                                     0           0           0            0            0
Restricted common stock issued to related
parties for consulting fees                                  4,000,000         400        (200)           0          200

Deficit accumulated during the development stage for
the period June 22, 1999 (inception) through June 30, 1999           0           0           0         (200)        (200)
                                                             ---------   ---------   ---------    ---------    ---------

Balance, June 30, 1999                                       4,000,000         400        (200)        (200)           0

Restricted common stock issued to related party for             50,000           5       9,995            0       10,000
 consulting services

Deficit accumulated during development stage for the
year ended June 30, 2000                                             0           0           0      (56,397)     (56,397)
                                                             ---------   ---------   ---------    ---------    ---------
Balance, June 30, 2000                                       4,050,000         405       9,795      (56,597)     (46,397)

Common stock issued to third parties in private offering       550,000          55     109,945            0      110,000

Deficit accumulated during the development stage for the
nine months ended March 31, 2001                                     0           0           0      (74,718)     (74,718)
                                                             ---------   ---------   ---------    ---------    ---------

Balance, March 31, 2001                                      4,600,000         460     119,740     (131,315)     (11,115)
                                                             =========   =========    =========    =========   =========

   The accompanying notes are an integral part of these financial statements.

                               HIPSTYLE.COM, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENT OF CASH FLOWS

                                                                                                         (UNAUDITED)
                                                                          (UNAUDITED)                   FOR THE PERIOD
                                                                        NINE MONTHS ENDED               June 22, 1999
                                                                           MARCH 31,                   (INCEPTION) TO
                                                                      2001               2000           March 31, 2001
                                                                ----------------   ---------------    ------------------
CASH FLOWS FROM OPERATING ACTIVITES:
Net loss                                                              $ (74,718)         $ (5,728)           $ (131,315)

Amortization                                                              1,357                 0                     0
Write off of website                                                     25,328                 0                     0
Stock based expense                                                           0                 0                10,200
Adjustments to reconcile net loss to net cash used by
  operations:
Changes in assets and liabilities:
  Increase (Decrease) in accounts payable & accrued expenses            (58,666)            4,450                11,983
                                                                ----------------   ---------------    ------------------
      Net cash used by operating activities                            (106,699)           (1,278)             (109,132)
                                                                ----------------   ---------------    ------------------
CASH FLOWS FROM INVESTING ACTIVITES:

      Net cash provided by investing activities                               0                 0                     0
                                                                ----------------   ---------------    ------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from the issuance of common stock                            110,000                 0               110,000
  Loans from shareholders                                                (1,988)            1,488                   500
                                                                ----------------   ---------------    ------------------
      Net cash provided by financing activities                         108,012             1,488               110,500
                                                                ----------------   ---------------    ------------------
INCREASE (DECREASE) IN CASH                                               1,313               210                 1,368
                                                                ----------------   ---------------    ------------------
CASH, BEGINNING OF PERIOD                                                    55                 0                     0
                                                                ----------------   ---------------    ------------------
CASH, END OF PERIOD                                                    $ 1,368             $ 210               $ 1,368
                                                                       ========            ======              =======

         The accompanying notes are an integral part of these financial statements.

                                       F-4-5

                               HIPSTYLE.COM, INC
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

1.   ORGANIZATION

     Hipstyle.com, Inc. ("the Company") was incorporated on June 22, 1999 under the laws of the State of Florida and is licensed to do business in the state of New York. The Company is in the process of designing a website dedicated to bringing together designers of high fashion and beauty products with a targeted client base. The Company's goal is to provide links to established e-commerce and catalog retail sites featuring designer apparel and accessories, as well as fashion related services and content to its viewers. Some of these include: a search engine, fashion news, chat and e-mail response, research tools, video runways and interviews, sale and special event postings, major fashion magazine archives, and vintage resources. Revenue will be generated primarily through charging a click through rate for each link, revenue sharing on purchases made at partner e-commerce sites, advertising sales and auction commissions.

     To accomplish its goal as a fashion infomediary over time, viewers will be offered an exclusive membership in the Company that will give them special access and privileges. In return viewers will be asked to fill out some personal information that will be aggregated into a database and used to attract future partners and advertisers.

     The Company was a wholly owned subsidiary of Intellilabs.com, Inc. ("Intellilabs"), formerly known as Quentin Road productions, Inc., a publicly trade company listed on the OTC Electronic Bulletin Board (OTCBB:QRPI) from inception until March 1, 2000. It was spun-off by Intellilabs on March 1, 2000. Upon such spin-off, shareholders of Intellilabs received 1.31 shares of the Company for each share of Intellilabs owned as of March 1, 2000. As a result of the spin-off, Atlas Equity Group, Inc., a related party, beneficial owner of which is Michael
     D. Farkas, became a majority shareholder in the company owning approximately 57% of the outstanding shares. Its principal office is located at 1221 Brickell Avenue, Suite 900, Miami, FL 33131.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     MANAGEMENT DECISION NOT TO CONSOLIDATE

     Statement of Financial Accounting Standards ("SFAS") No. 94, "Consolidation of All Majority Owned Subsidiaries," encourages the use of consolidated financial statements between a parent company and its subsidiaries unless:

     a)   Control is likely to be temporary,

     b)   Control does not rest with the majority owner(s), or

     c) Minority stockholders have certain approval or veto rights that allow them to exercise significant control over major management decisions in the ordinary course of business.

                               HIPSTYLE.COM, INC
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

     The management of Atlas Equity Group, Inc., a related party, in which Michael D. Farkas is a beneficial owner, believes that its control is temporary. Therefore, management believes that separate financial statements are appropriate and properly reflect the Company's current operating results.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements. Accordingly, actual results could differ from those estimates.

     CASH AND CASH EQUIVALENTS

     For purposes of reporting cash flows, the company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

     INTANGIBLE ASSET - WEBSITE

     Website costs have been capitalized pursuant to EITE 00-2. The website was being amortized on the straight-line basis over a period of 60 months. The planning and maintenance costs associated with the website were expensed as incurred.

     INTANGIBLE ASSET - WEBSITE (CONT'D)

     The Company reviews assets for impairment whenever events or changes in circumstances indicate the carrying value of the asset may not be recoverable. A determination of impairment, if any, is made based on estimates of undiscounted future cash flows. On September 30, 2000 the Company decided to impair their Website because undiscounted future cash flows are uncertain at this time. The assets net value was $25,328 at the time of impairment (see note 4).

     CARRYING VALUES

     The Company reviews the carrying values of its long-lived and identifiable intangible assets for possible impairment. Whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable, the Company will reduce the carrying value of the assets and charge operations in the period the impairment occurs.

                               HIPSTYLE.COM, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS



     INCOME TAXES

     The Company utilizes Statement of Financial Standards ("SFAS") No. 109, "Accounting for Income Taxes", which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The accompanying financial statements have no provisions for deferred tax assets or liabilities because the deferred tax allowance offsets deferred tax assets in their entirety.

     STOCK COMPENSATION

     The Company has adopted SFAS No. 123 "Accounting for Stock-Based Compensation." SFAS No. 123 encourages the use of the fair market method to account for transactions involving stock base compensation that are entered into fiscal years beginning after December 15, 1995. Under the fair value method, the issuance of equity instruments to non-employees in exchange for goods or services, should be accounted for based on the fair value of the goods or services received or the fair value of the income instruments issued, whichever is more reliably measured.

     NET LOSS PER SHARE

     The Company has adopted SFAS No. 128 "Earnings Per Share". Basic loss per share is computed by dividing the loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed in a manner similar to the basic loss per share, except that the weighted-average number of shares outstanding is increased to include all common shares, including those with the potential to be issued by virtue of warrants, options, convertible debt and other such convertible instruments. Diluted earnings per share contemplates a complete conversion to common shares of all convertible instruments only if they are dilutive in nature with regards to earnings per share. Since the Company has incurred losses for all periods, and since there are no convertible instruments, basic loss per share and diluted loss per share are the same.

                               HIPSTYLE.COM, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     SFAS No. 107 "Disclosures about Fair Value of Financial Instruments" requires the disclosure of the fair value of financial instruments. The Company's management, using available market information and other valuation methods, has determined the estimated fair value amounts. However, considerable judgment is required to interpret market data in developing estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current market exchange.

     SEGMENTS

     The Company has adopted the provisions of SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. SFAS No. 131 establishes standards for companies to report information about operating segments in annual financial statements. It also establishes standards for related disclosures about products and services, geographic areas and major customers. Since the Company did not have any revenues and or segments during the periods ended March 31, 2001 and June 30, 2000 the provisions of SFAS No. 131 does not have a material effect on these financial statements.

3.   RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 130, "Reporting Comprehensive Income". This statement requires companies to classify items of other comprehensive income by their nature in financial statements and to display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. SFAS No. 130 is effective for financial statements issued for fiscal years beginning after December 15, 1997. Management believes that SFAS No. 130 has no material effect on the Company's financial statements because it has no elements of comprehensive income other than net operating losses.

     In April, 1998, the American Institute of Certified Public Accountants issued Statement of Position No. 98-5, "Reporting for Costs of Start-Up Activities", ("SOP 98-5"). The Company is required to expense all start-up costs related to new operations as incurred. In addition, all start-up costs that were capitalized in the past must be written off when SOP 98-5 is adopted. The Company's adoption did not have a material impact on the Company's financial position or results of operations.

                               HIPSTYLE.COM, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

     SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", is effective for financial statements issued for fiscal years beginning after June 15, 1999. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. Management does not believe that SFAS No. 133 will have a material effect on its financial position or results of operations.

     SFAS No. 134, "Accounting for Mortgage-Backed Securities Retained after The Securitization of Mortgage Loans Held for Sale by Mortgage Banking Enterprises", is effective for financial statements issued in the first fiscal quarter beginning after December 15, 1998. This statement is not applicable to the Company.

     SFAS No. 135, "Rescission of FASB Statement No. 75 and Technical Corrections", is effective for financial statements issued for fiscal years beginning February 1999. This statement is not applicable to the Company.

     On December 3, 1999 the Securities and Exchange Commission ("SEC") staff issued Staff Accounting Bulletin No. 101 (SAB 101) "Revenue Recognition in Financial Statements" which reflects the basic principles of revenue recognition in existing generally accepted accounting principles. SAB 101 discusses such revenue recognition issues as (1) Transfer of Title, (2) Substantial Performance and Acceptance, (3) Nonrefundable Payments, (4) Accounting for Certain Costs of Revenues, (5) Refundable Fees for Services,
     (6) Estimates and Change in Estimates, (7) Fixed or Determinable Fees and,
     (8) Implementing the Guidance on SAB 101 because the Company has not realized any revenues and is in the development stage, management does not believe that SAB 101 has a material effect on the financial statements.

     In January 2000, the Emerging Issues Task Force issued EITF 99-17 "Accounting for Advertising Barter Transactions" establishes accounting and reporting requirements for such transactions. Generally, the Task Force reached a consensus that revenue and expenses from an advertising barter transaction should be recognized at fair value of the advertising surrendered. Although the Company is currently seeking these kinds of barter arrangements, it is still in the development stage and has not yet commenced operations. As a result, management does not believe that EITF 99-17 has a material effect on the financial statements.

     On March 16, 2000 the Emerging Issues Task Force issued EITF 99-19 "Recording Revenue as a Principal versus Net as an Agent" which addresses the issue of how and when revenues should be recognized on a Gross or Net method as the title implies. How revenues are recognized have become increasingly important because some investors may value companies that primarily sell products on the Internet based on a multiple of revenues rather than a multiple of gross profits or earnings. The emerging Issues Task Force has not reached a consensus but sites SEC Staff Accounting Bulletin 101.

                               HIPSTYLE.COM, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

     The SEC considers the following factors:

          1.   Does the Company act as a principal in the transaction?
          2.   Does the Company take title to the product?
          3.   Does the Company assume the risk of ownership?
          4.   Does the Company act as an agent or a broker?

     On March 16, 2000 the Emerging Issues Task Force issued EITF 00-2 "Accounting for Web Site Development Costs" which establishes accounting and reporting requirements for website development costs including those costs associated with planning, developing and operating a website. Generally, costs associated with planning and operating a website should be expensed while those costs associated in developing should be capitalized (see note 4).

     On July 20, 2000 the Emerging Issues Task Force issued EITF 00-14 "Accounting For Certain Sales Incentives" which establishes accounting and reporting requirements for sales incentives such as discounts, coupons, rebates and free products or services. Generally, reductions in or refunds of a selling price should be classified as a reduction in revenue. For SEC registrants the implementation date is the beginning of the fourth quarter after the registrant's fiscal year end December 15, 1999. Management does not believe that EITF 00-14 will have a material effect on the financial statements.

     Management anticipates generating revenues by entering into strategic partnerships and/or acquisitions of other electronic shopping sites, developing and selling there own products and licensing agreements of various types, click through fees, revenue sharing from sales, advertising sales and auction fees. Since the Company has not generated any revenues to date, management will evaluate its revenue sources when realized and apply SAB 101 and EITF 99-19 accordingly.

     In March, 2000 the FASB issued Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation, Interpretation of APB Opinion No. 25." Interpretation No. 44 clarifies the application of Accounting Principle Board Opinion No. 25 to certain issues including: (1) the definition of employee for purposes of applying APB No. 25, (2) the criteria for determining whether a plan qualifies as a non-compensatory plan, (3) the accounting consequences of various modifications to the terms of a previously fixed stock option or award, and (4) the accounting for an exchange of stock compensation awards in business combinations. Management adopted the application of the fair value method under FASB Statement 123 and, therefore, this Interpretation does not have a material effect on the financial statements.

                               HIPSTYLE.COM, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

4.   DEVELOPMENT STAGE OPERATIONS AND GOING CONCERN MATTERS

     The Company's initial activities have been devoted to developing a business plan, negotiating contracts and raising capital for future operations and administrative functions.

     The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, development stage losses from June 22, 1999 (inception) to March 31, 2001, were $131,315. The Company's cash flow requirements have been met by contributions of capital and accounts payable.

     The possibility exists that these sources of financing will not continue to be available. If the company is unable to generate profits, or unable to obtain additional funds for its working capital needs, it may have to cease operations.

     The Company intends to meet its long-term liquidity needs through available cash as well as through additional financing from outside sources. Management believes that the existing working capital in combination with additional paid-in capital will be sufficient to fund operations at least through July 1, 2001 (see note 8).

     The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to retain additional paid-in capital and to ultimately attain profitability.

5.   INTANGIBLE ASSET - WEBSITE

     The website and related amortization consisted of the following as of March 31, 2001 and June 30, 2000:

                                       March 31, 2001      June 30, 2000
                                       --------------      -------------
Website                                $      27,135       $   27,135

Less:  Accumulated amortization               (1,807)            (450)
                                       -------------       ----------
                                              25,328                0
                                       -------------        ----------
       Impairment                            (25,328)               0
                                       -------------        ----------
Website                                $           -       $   26,685
                                       =============       ===========

                               HIPSTYLE.COM, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS



     Amortization expense for the nine month period ended March 31, 2001 and the year ended June 30, 2000 was $1,357 and $450, respectively. As of June 30, 2000 Management decided to capitalize the Website based on the Company's belief that there will be a future benefit derived from the Website. Also, the Company felt that there will be an adequate future inflow of cash resulting from common stock being issued to third parties in a private offering and future revenue derived from operations of the Website. On September 30, 2000 the Company decided to impair the Website due to the uncertainty of undiscounted future cash flows and the realization that there will not be any future benefit resulting from the development of the Website.

6.   INCOME TAXES

     No provisions for income taxes have been made because the Company has sustained cumulative losses since the commencement of operations. For the nine month period ended March 31, 2001 and year ended June 30, 2000, the Company had net operating loss carryforwards ("NOL's") of $131,315 and $56,597, respectively, which will be available to reduce future taxable income and expense in the year ending December 31 and June 30, 2015 respectively.

     In accordance with SFAS No. 109 the Company has computed the components or deferred income taxes as follows.

                                March 31, 2001    June 30, 2000
                                --------------    -------------
 Deferred tax assets            $     51,869        $    22,356
 Valuation allowance                 (51,869)           (22,356)
                                     -------            -------
 Deferred tax asset, net        $          -        $         -
                                ===========         ==========

     At March 31, 2001 and June 30, 2000, a valuation allowance has been provided and realization of the deferred tax benefit is not likely.

     The effective tax rate varies from the U.S. Federal statutory tax rate for both the nine- month periods ended March 31, 2001 and year ended June 30, 2000, principally due to the following:

                 U.S. statutory tax rate                34%
                 State and local taxes                  5.6
                 Valuation                           (39.5)
                                                      -----
                 Effective rate                          -%
                                                      =====

                               HIPSTYLE.COM, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

7.   ACCOUNTS PAYABLE & ACCRUED EXPENSES

     Accounts payable and accrued expenses at March 31, 2001 & June 30, 2000 respectively consisted of the following:

                                 March 31,    June 30,
                                  2001          2000
                                  ----          ----
         Accounts payable        $  4,653   $  54,697
         Shareholder loans            500       2,488
         Accrued expenses           7,330      15,952

                                 $ 12,483   $  73,137
                                 ========   =========

8.   STOCKHOLDERS' EQUITY

     The Company issued 4,000,000 post-split common shares upon incorporation to Intellilabs in exchange for consulting services pertaining to the formation of the Company valued at $200. This investor is deemed to be a founder and affiliate of the Company. These shares have been adjusted to give retroactive effect to a 2,000 to 1 stock split that occurred on January 15, 2000.

     On January 4, 2000, the Board of Directors amended the Articles of Incorporation. The number of authorized shares of common stock was increased to 100,000,000. The par value was changed to $0.0001 per share of common stock. The financial statements have been retroactively adjusted to reflect the effect of this change.

     On January 15, 2000, the Board of Directors authorized a 2,000 to 1 forward split of the Company's common stock, par value $0.0001. Subsequent to the split there were 4,000,000 issued and outstanding. This transaction has been given retroactive effect as if it occurred at inception (June 22, 1999).

                               HIPSTYLE.COM, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

     On March 1, 2000, the Company entered into an agreement and plan of distribution ("spin-off") with Intellilabs. Upon spin-off, the shareholders of Intellilabs received 1.31 shares of the Company's common stock for each share of Intellilabs owned as of March 1, 2000, totaling 4,000,000 common shares. As a result of this spin-off and share distribution Atlas Equity Group, Inc., a related party, in which Michael D. Farkas is a beneficial owner, received 2,620,000 shares, representing approximately 57% of the Company's outstanding common stock and Rebecca J. Farkas (f/k/a Brock) received 655,000 shares representing approximately 16% of the Company's common stock.

     On May 30, 2000, the Board of Directors authorized the issuance of 50,000 restricted shares of the Company's common stock in exchange for consulting services rendered by the Vice President. These shares were valued at $0.20 per share due to their restrictive nature and are subject to Rule 144 of the SEC Act of 1933 as amended. This transaction was valued at $10,000.

     In June 2000, the Company entered into a private offering of securities pursuant to Regulation D, Rule 504, promulgated under the Securities Act of 1933 as amended. Common shares were offered to non-accredited and unaffiliated investors for cash consideration of $0.20 per share. For the nine month period ended March 31, 2001, 550,000 unrestricted common shares were issued to 22 non-accredited and unaffiliated investors for cash consideration totaling $110,000.

     The proceeds from the sale of these securities were received in July and August 2000 and have been recorded in the statement of changes in stockholders' equity (deficit).

9.   RELATED PARTY TRANSACTIONS

     The Company issued 4,000,000 post-split common shares upon incorporation to Intellilabs, the parent company, in exchange for consulting services valued at $200. These shares were subsequently distributed to the shareholders of Intellilabs. Pursuant to an agreement and plan of distribution.

     On May 30, 2000 the Company issued 50,000 restricted shares of the Company's common stock in exchange for consulting services to Michelle Brock, a related party, and Vice President of the Company. This transaction was valued at $10,000.

                               HIPSTYLE.COM, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

     Michael D. Farkas and Rebecca J. Farkas, his wife, an officer and director, and a related party loaned the Company $2,488 which covered the cost of the license fees to the State of New York and the reservation costs associated with reserving the desired internet address and other operating expenses. No interest has been charged on these loans and were paid on August 31, 2000.

     In June 2000, the Company engaged WealthHound, Inc., a subsidiary of WealthHound.com, Inc. which is a related party, in which Michael Farkas is a 70% owner, to develop and design its website. The Company paid a total of $54,292 to WealthHound, Inc. in connection with these services.

     In July 2000, the Company agreed to reimburse Atlas Equity Group, Inc., a related party, beneficial owner of which is Michael D. Farkas, $2,000 per month (on a month-to-month basis) for rent and other operating expenses. Prior to July 2000, the Company had been relatively inactive, did not require and was not occupying any office space. Because of recent developments and the completion of their business plan, management now has agreed to occupy space from Atlas Equity Group, Inc., a related party, beneficial owner of which is Michael D. Farkas. Michael Farkas is the owner of Atlas Equity Group, Inc., which owns 57% of the Company's issued and outstanding common stock.

     In August 2000, the Company engaged OSRS Communications a subsidiary of WealthHound.com, Inc., a related party, beneficial owner which is Michael Farkas to provide web hosting services for $45 per month.

                               HIPSTYLE.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                                  JUNE 30, 2000

                               HIPSTYLE.COM, INC.

                                TABLE OF CONTENTS
                               ------------------

INDEPENDENT AUDITOR'S REPORT                                      1

BALANCE SHEET                                                     2

STATEMENTS OF OPERATIONS                                          3

STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY                     4-5

STATEMENTS OF CASH FLOWS                                          6-7

NOTES TO FINANCIAL STATEMENTS                                     8-12


                          INDEPENDENT AUDITORS' REPORT

To the Stockholders and Board of Directors
Hipstyle.com, Inc.
(A Development Stage Company)
Miami, Florida

We have audited the accompanying balance sheet of Hipstyle.com, Inc. (a development stage company) as of June 30, 2000 and 1999 and the related statements of operations, and cash flows for the year ended June 30, 2000 and for the period from June 22, 1999 (inception) to June 30, 1999 and the cumulative period June 22, 1999 (inception) to June 30, 2000 and changes in stockholder's equity for the cumulative period June 22, 1999 (inception) to June 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hipstyle.com, Inc. as of June 30, 2000 and 1999, and the results of its operations and its cash flows for the years ended June 30, 2000 and for the period from June 22, 1999 (inception) to June 30, 1999 and the cumulative period June 22, 1999 (inception) to June 30, 2000, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company is a development stage company. The realization of a major portion of its assets is dependent upon its ability to meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

Berenfeld, Spritzer, Schechter and Sheer
Miami, Florida

September 5, 2000

                              HIPSTYLE.COM, INC.
                        (A DEVELOPMENT STAGE COMPANY)

                                BALANCE SHEET

                                    ASSETS

                                               June 30, 2000      June 30, 1999
                                               --------------------------------
CURRENT ASSETS:

CASH                                            $     55               $0
                                               --------------------------------
OTHER ASSETS:

WEBSITE, net of accumulated
 amortization $450 and $0                         26,685                0
                                               --------------------------------
          TOTAL ASSETS                            26,740                0
                                               ================================

                       LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

Accounts Payable                                 $54,697               $0
Shareholder loans                                  2,488                0
Accrued professional fees                         15,952                0
                                               --------------------------------
          Total Current Liabilities               73,137                0

STOCKHOLDERS' EQUITY (DEFICIENCY):

Common stock, $.0001 par value,
 100,000,000 shares authorized,
 4,050,000 and 4,000,000 shares
 issued and outstanding respectively                 406              400

Additional paid-in capital                         9,795             (200)
Deficit accumulated during the
 the development stage                           (56,597)            (200)
                                           --------------------------------
Total Stockholders' Equity (Deficiency)          (46,397)               0
                                           --------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS'
 EQUITY (DEFICIENCY)                            $ 26,740               $0
                                           ================================

The accompanying notes are an integral part of these financial statements.


                                 HIPSTYLE.COM, INC.
                           (A DEVELOPMENT STAGE COMPANY)

                              STATEMENTS OF OPERATIONS

                                                  FOR THE PERIOD          FOR THE PERIOD
                                 FOR THE          JUNE 22, 1999           JUNE 22, 1999
                                 YEAR ENDED       (INCEPTION) TO          (INCEPTION) TO
                                 JUNE 30, 2000    JUNE 30, 1999           JUNE 30, 2000
                                 -------------    -------------           -------------
DEVELOPMENT STAGE REVENUES          $        0    $           0           $           0
DEVELOPMENT STAGE EXPENSES:

Accounting                              13,000                0                  13,000
Amortization                               450                0                     450
Bank charges                               145                0                     145
Consulting fees                         10,000              200                  10,200
Dues and subscriptions                     238                0                     238
Licenses and taxes                         925                0                     925
Professional fees                        4,482                0                   4,482
Website development                     27,157                0                  27,157
                                        ------                -                  ------
Total Development Stage Expenses        56,397              200                  56,597

DEFICIT ACCUMULATED DURING
THE DEVELOPMENT STAGE                 $(56,397)           $(200)               $(56,597)
                                      ========            =====                ========

LOSS PER SHARE:

     Basic and Diluted                $ (0.01)          $ (0.00)
                                       =======           =======

Weighted-average of common
     shares outstanding              4,016,530        4,000,000
                                     =========        =========

   The accompanying notes are an integral part of these financial statements.

                               HIPSTYLE.COM, INC.
                         (A DEVELOPMENT STAGE COMPANY)

            STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)

           FOR THE PERIOD JUNE 22, 1999 (INCEPTION) TO JUNE 30, 1999

                                                                      DEFICIT
                                                                      ACCUMULATED
                                                     ADDITIONAL       DURING THE
                               COMMON STOCK          PAID-IN          DEVELOPMENT
                            SHARES        AMOUNT     CAPITAL          STAGE          TOTAL
                            ------        ------     -------          -----          -----
Balance, June 22, 1999
(inception)                           0   $    0     $       0        $       0     $    0

Restricted common stock
 issued to founder
 for consulting services      4,000,000      400          (200)               0        200

Deficit accumulated during the
 development stage for the
 period June 22, 1999 (inception)
 to June 30,  1999                    0        0             0             (200)      (200)
                              ---------    -----     ---------        ---------     ------

Balance June 30, 1999         4,000,000    $ 400     $    (200)       $    (200)    $    0
                              ---------    -----     ---------        ---------     ------

   The accompanying notes are an integral part of these financial statements.

                               HIPSTYLE.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

           STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)

                       FOR THE YEAR ENDED TO JUNE 30, 1999

                                                                      DEFICIT
                                                                      ACCUMULATED
                                                     ADDITIONAL       DURING THE
                               COMMON STOCK          PAID-IN          DEVELOPMENT
                            SHARES        AMOUNT     CAPITAL          STAGE          TOTAL
                            ------        ------     -------          -----          -----
Balance, June 30, 1999        4,000,000     $    400    $    (200)    $    (200)    $       0

Common stock issued
 to related party
 for consulting services         50,000            5        9,995             0        10,000

Deficit accumulated during the
 development stage for
 the year ended
 June 30, 1999                        0            0            0       (56,397)      (56,397)
                              ---------     --------    ---------      --------      --------

Balance June 30, 2000         4,050,000     $    405    $   9,795      $(56,597)     $(46,397)
                              ---------     --------    ---------      --------      --------


   The accompanying notes are an integral part of these financial statements.

                               HIPSTYLE.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

           STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)

      FOR THE CUMULATIVE PERIOD JUNE 22, 1999 (INCEPTION) TO JUNE 30, 2000

                                                                      DEFICIT
                                                                      ACCUMULATED
                                                     ADDITIONAL       DURING THE
                               COMMON STOCK          PAID-IN          DEVELOPMENT
                            SHARES        AMOUNT     CAPITAL          STAGE          TOTAL
                            ------        ------     -------          -----          -----
Balance June 22,
 1999 (inception)                  0    $     0  $         0       $        0      $      0

Restricted common stock
 issued to founder for
 consulting services       4,000,000        400         (200)               0           200

Deficit accumulated during the
 development stage for the
 Period June 22, 1999
 (inception) to June
 30, 1999                          0          0            0             (200)         (200)

Balance June 30, 1999      4,000,000        400         (200)            (200)            0

Common stock
 issued to related party for
 consulting services          50,000          5        4,995                0        10,000

Deficit accumulated during the
 development stage for the year
 ended June 30, 2000               0          0            0          (56,397)      (56,397)

Balance,
 June 30, 2000        4,050,000     $  405  $     9,795        $ (56,597)     $(46,397)
                      ---------     ------  -----------        ---------      --------

   The accompanying notes are an integral part of these financial statements.

                               HIPSTYLE.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS

                                                  FOR THE PERIOD          FOR THE PERIOD
                                 FOR THE          JUNE 22, 1999           JUNE 22, 1999
                                 YEAR ENDED       (INCEPTION) TO          (INCEPTION) TO
                                 JUNE 30, 2000    JUNE 30, 1999           JUNE 30, 2000
                               ----------------------------------------------------------
OPERATING ACTIVITIES:

Net loss                            $(56,397)          $(200)              $(56,597)

Adjustments to reconcile net loss
 to net cash used by operations:

Amortization                             450               0                    450
Common stock issued
 for consulting services              10,000             200                 10,200
Increase in accrued expenses          15,952               0                 15,952
Increase in accounts payable          27,562               0                 27,562
                                      ------               -                 ------

   Net Cash (Used) by

    Operating Activities              (2,433)              0                 (2,433)
                                      ------               -                 ------

FINANCING ACTIVITIES:

Loans from shareholders                2,488               0                  2,488
                                       -----               -                  -----

Net Cash Provided by

 Financing Activities                  2,488               0                  2,488
                                       -----               -                  -----

NET INCREASE IN CASH                      55               0                     55

CASH, BEGINNING OF PERIOD                  0               0                      0
                                           -               -                      -

CASH, END OF PERIOD                      $55              $0                    $55
                                         ===              ==                    ===

The accompanying notes are an integral part of these financial statements.

                               HIPSTYLE.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
            FOR THE PERIOD JUNE 22, 1999 (INCEPTION) TO JUNE 30, 2000

               SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

     During the years ended June 30, 2000 and 1999, and for the cumulative period June 22, 1999 (inception) to June 30, 2000, the Company did not pay any interest.

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING
ACTIVITIES

     The Company entered into the following non-cash transactions:

     On June 22, 1999 (inception) the Company issued 4,000,000 post-split (see note 6) shares of common stock in consideration for services provided by Intelilabs.com, Inc., formerly known as Quentin Road Productions, Inc. the founder of the Company. This transaction was valued at $200.

     On May 30, 2000 the Company issued 50,000 shares of the Company's common stock in exchange for consulting services to the Vice President of the Company. This transaction was valued at $10,000 (See note 6).

   The accompanying notes are an integral part of these financial statements.

                               HIPSTYLE.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          NOTES TO FINANCIAL STATEMENTS

                                  JUNE 30, 2000

NOTE 1 -    NATURE OF ORGANIZATION AND SUMMARY OF
            SIGNIFICANT ACCOUNTING POLICIES
---------------------------------------------------

ORGANIZATION
--------------

Hipstyle.com, Inc. ("the Company") was incorporated on June 22, 1999 under the laws of the State of Florida and is licensed to do business in the state of New York. The Company is in the process of designing a website dedicated to bringing together designers of high fashion and beauty products with a targeted client base. The Company's goal is to provide links to established e-commerce and catalog retail sites featuring designer apparel and accessories, as well as fashion related services and content to its viewers. Some of these include: a search engine, fashion news, chat and e-mail response, research tools, video runways and interviews, sale and special event postings, major fashion magazine archives, and vintage resources. Revenue will be generated primarily though charging a click through rate for each link, revenue sharing on purchases made at partner e- commerce sites, advertising sales and auction commissions.

To accomplish its goal as a fashion infomediary over time, viewers will be offered an exclusive membership in the Company that will give them special access and privileges. In return viewers will be asked to fill out some personal information that will be aggregated into a database and used to attract future partners and advertisers.

The Company was a wholly owned subsidiary of Intellilabs.com, Inc. ("Intellilabs"), formerly known as Quentin Road productions, Inc., a publicly traded company listed on the OTC Electronic Bulletin Board (OTCBB:QRPI) from inception until March 1, 2000. It was spun-off by Intellilabs on March 1, 2000. Upon such spin-off, shareholders of Intellilabs received 1.31 shares of the Company for each share of Intellilabs owned as of March 1, 2000. As a result of the spin-off, Atlas Equity Group, Inc., a related party, beneficial owner of which is Michael D. Farkas, became a majority shareholder in the Company owning approximately 56% of the outstanding shares. The principal office is located at 1221 Brickell Avenue, Suite 900, Miami, FL 33131.

MANAGEMENT DECISION NOT TO CONSOLIDATE
---------------------------------------

Statement of Financial Accounting Standards ("SFAS") No. 94, "Consolidation of All Majority Owned Subsidiaries," encourages the use of consolidated financial statements between a parent company and its subsidiaries unless:

a.    Control is likely to be temporary,
b.    Control does not rest with the majority owner(s), or
c. Minority stockholders have certain approval or veto rights that allow them to exercise significant control over major management decisions in the ordinary course of business.

NOTE 1 -    NATURE OF ORGANIZATION AND SUMMARY OF
            SIGNIFICANT ACCOUNTING POLICIES (CONT'D)
-------------------------------------------------------

MANAGEMENT DECISION NOT TO CONSOLIDATE (CONT'D)
-----------------------------------------------

The management of Atlas Equity Group, Inc., a related party, beneficial owner of which is Michael D. Farkas, believes that its control is temporary. Therefore, management believes that separate financial statements are appropriate and properly reflect the Company's current operating results.

CASH AND CASH EQUIVALENTS
--------------------------

For purposes of reporting cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalent

INTANGIBLE ASSET - WEBSITE
---------------------------

Website costs have been capitalized pursuant to EITE 00-2. The website is being amortized on the straight-line basis over a period of 60 months. The planning and maintenance costs associated with the website have been expensed as incurred (see note 4).

The Company reviews assets for impairment whenever events or changes in circumstances indicate the carrying value of the asset may not be recoverable. A determination of impairment, if any, is made based on estimates of undiscounted future cash flows. For the periods ended June 30, 2000 and 1999, there have been no asset impairments.

FAIR VALUE OF FINANCIAL INSTRUMENTS
-------------------------------------

SFAS No. 107 "Disclosures about Fair Value of Financial Instruments" requires the disclosure of the fair value of financial instruments. The Company's management, including cash equivalents, accounts payable, accrued professional fees and shareholder loans are carried at cost, which approximates their fair value because of the short-term maturity of these instruments.

NOTE 1 -    NATURE OF ORGANIZATION AND SUMMARY OF
            SIGNIFICANT ACCOUNTING POLICIES (CONT'D)
-------------------------------------------------------

INCOME TAXES
------------

The Company utilizes Statement on Financial Accounting Standard ("SFAS") No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established where necessary to reduce deferred tax assets to amounts expected to be realized. The accompanying financial statements have no provisions for deferred tax assets or liabilities because the deferred tax allowance offsets deferred tax assets in their entirety.

STOCK COMPENSATION
-------------------

The Company has adopted SFAS No. 123 "Accounting for Stock- Based Compensation." SFAS No. 123 encourages the use of the fair market method to account for transactions involving stock base compensation that are entered into fiscal years beginning after December 15, 1995. Under the fair value method, the issuance of equity instruments to non-employees in exchange for goods or services, should be accounted for based on the fair value of the goods or services received or the fair value of the income instruments issued, whichever is more reliably measured.

NET LOSS PER SHARE
------------------

The Company has adopted SFAS No. 128 "Earnings Per Share." Basic loss per share is computed by dividing the loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed in a manner similar to the basic loss per share, except that the weighted-average number of shares outstanding is increased to include all common shares, including those with the potential to be issued by virtue of warrants, options, convertible debt and other such convertible instruments. Diluted earnings per share contemplates a complete conversion to common shares of all convertible instruments, only if they are dilutive in nature with regards to earnings per share. Since the Company has incurred net losses for all periods and since there are no convertible instruments or options, basic loss per share and diluted loss per share are the same.

NOTE 1 -    NATURE OF ORGANIZATION AND SUMMARY OF
            SIGNIFICANT ACCOUNTING POLICIES (CONT'D)
------------------------------------------------------

USE OF ESTIMATES
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

SEGMENTS
--------

The Company has adopted the provisions of SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. SFAS No. 131 establishes standards for companies to report information about operating segments in annual financial statements. It also establishes standards for related disclosures about products and services, geographic areas and major customers. Since the Company did not have any revenues and or segments during the periods ended June 30, 2000 and June 30, 1999; the provisions of SFAS No. 131 does not have a material effect on these financial statements.

NOTE 2 -    EFFECTS OF RECENTLY ISSUED ACCOUNTING STANDARDS
-----------------------------------------------------------

In June 1997, the Financial Accounting Standards Board ("FASB") issued SFAS No. 130, "Reporting Comprehensive Income". This statement requires companies to classify items of other comprehensive income by their nature in financial statements and to display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. SFAS No. 130 is effective for financial statements issued for fiscal years beginning after December 15, 1997. Management believes that SFAS No. 130 has no material effect on the Company's financial statements because it has no elements of comprehensive income other than net operating losses.

In April 1998, the American Institute of Certified Public Accountants issued Statement of Position No. 98-5, "Reporting for Costs of Start-Up Activities," ("SOP 98-5"). The Company is required to expense all start-up costs related to new operations as incurred. In addition, all start-up costs that were capitalized in the past must be written off when SOP 98-5 is adopted. The Company's adoption did not have a material impact on the Company's financial position or results of operations.

NOTE 2 -    EFFECTS OF RECENTLY ISSUED ACCOUNTING STANDARDS
           (CONT'D)
-----------------------------------------------------------

SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," is effective for financial statements issued for fiscal years beginning after June 15, 1999. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. Management does not believe that SFAS No. 133 will have a material effect on its financial position or results of operations.

SFAS No. 134, "Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by Mortgage Banking Enterprises," is effective for financial statements issued in the first fiscal quarter beginning after December 15, 1998. This statement is not applicable to the Company.

SFAS No. 135, "Rescission of FASB Statement No. 75 and Technical Corrections," is effective for financial statements issued for fiscal years beginning in February 1999. This statement is not applicable to the Company.

On December 3, 1999, the Securities and Exchange Commission ("SEC") staff issued Staff Accounting Bulletin No. 101 (SAB 101) "Revenue Recognition in Financial Statements" which reflects the basic principles of revenue recognition in existing generally accepted accounting principles. SAB 101 discusses such revenue recognition issues as (1) Transfer of Title, (2) Substantial Performance and Acceptance, (3) Nonrefundable Payments, (4) Accounting for Certain Costs of Revenues, (5) Refundable Fees for Services, (6) Estimates and Change in Estimates, (7) Fixed or Determinable Fees and, (8) Implementing the Guidance on SAB 101 because the Company has not realized any revenues and is in the development stage, management does not believe that SAB 101 has a material effect on the financial statements.

In January 2000, the Emerging Issues Task Force issued EITF 99-17 "Accounting for Advertising Barter Transactions" establishes accounting and reporting requirements for such transactions. Generally, the Task Force reached a consensus that revenue and expenses from an advertising barter transaction should be recognized at fair value of the advertising surrendered. Although the Company is currently seeking these kinds of barter arrangements, it is still in the development stage and has not yet commenced operations. As a result, management does not believe that EITF 99-17 has a material effect on the financial statements.

On March 16, 2000 the Emerging Issues Task Force issued EITF 99-19 "Recording Revenue as a Principal versus Net as an Agent" which addresses the issue of how and when revenues should be recognized on a Gross or Net method as the title implies. How revenues are recognized have become increasingly important because some investors may value companies that primarily sell products on the Internet based on a multiple of revenues rather than a multiple of gross profits or earnings. The emerging Issues Task Force has not reached a consensus but sites SEC Staff Accounting Bulletin 101.

NOTE 2 -    EFFECTS OF RECENTLY ISSUED ACCOUNTING STANDARDS
           (CONT'D)
-----------------------------------------------------------

The SEC considers the following factors:

1. Does the Company act as a principal in the transaction?
2.    Does the Company take title to the product?
3.    Does the Company assume the risk of ownership?
4.    Does the Company act as an agent or a broker?

On March 16, 2000 the Emerging Issues Task Force issued EITF 00-2 "Accounting for Web Site Development Costs" which establishes accounting and reporting requirements for website development costs including those costs associated with planning, developing and operating a website. Generally, costs associated with planning and operating a website should be expensed while those costs associated in developing should be capitalized (see note 4).

On July 20, 2000, the Emerging Issues Task Force issued EITF 00-14 "Accounting For Certain Sales Incentives" which establishes accounting and reporting requirements for sales incentives such as discounts, coupons, rebates and free products or services. Generally, reductions in or refunds of a selling price should be classified as a reduction in revenue. For SEC registrants the implementation date is the beginning of the fourth quarter after the registrant's fiscal year end December 15, 1999. Management does not believe that EITF 00-14 will have a material effect on the financial statements.

Management anticipates generating revenues by entering into strategic partnerships and/or acquisitions of other electronic shopping sites, developing and selling there own products and licensing agreements of various types, click through fees, revenue sharing from sales, advertising sales and auction fees. Since the Company has not generated any revenues to date, management will evaluate its revenue sources when realized and apply SAB 101 and EITF 99-19 accordingly.

In March, 2000 the FASB issued Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation, Interpretation of APB Opinion No. 25." Interpretation No. 44 clarifies the application of Accounting Principle Board Opinion No. 25 to certain issues including: (1) the definition of employee for purposes of applying APB No. 25, (2) the criteria for determining whether a plan qualifies as a non-compensatory plan, (3) the accounting consequences of various modifications to the terms of a previously fixed stock option or award, and (4) the accounting for an exchange of stock compensation awards in business combinations. Management adopted the application of the fair value method under FASB Statement 123 and, therefore, this Interpretation does not have a material effect on the financial statements.

NOTE 3 -    DEVELOPMENT STAGE OPERATIONS AND GOING CONCERN
            MATTERS
-----------------------------------------------------------

The Company's initial activities have been devoted to developing a business plan, negotiating contracts and raising capital for future operations and administrative functions.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, development stage losses from June 22, 1999 (inception) to June 30, 2000 were $56,597. The Company's cash flow requirements have been met by contributions of capital and accounts payable.

The possibility exists that these sources of financing will not continue to be available. If the Company is unable to generate profits, or unable to obtain additional funds for its working capital needs, it may have to cease operations.

The Company intends to meet its long-term liquidity needs through available cash as well as through additional financing from outside sources. Management believes that the existing working capital in combination with additional paid-in capital will be sufficient to fund operations at least through July 1, 2001.

The financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to retain additional paid-in capital and to ultimately attain profitability.

NOTE 4 -    INTANGIBLE ASSET - WEBSITE
---------------------------------------

    The website and related amortization consisted of the following as of June 30, 2000 and 1999:

                                      2000        1999
                                ------------------------------
Website                           $    27,135    $        0
Less:  Accumulated amortization          (450)            0

Total Website                     $    26,685    $        0

Amortization expense for the years ended June 30, 2000 and 1999 was $450 and $0, respectively.

NOTE 5 -    DEFERRED INCOME TAXES
----------------------------------

The Company has a carry-forward loss for income tax purposes of $56,597 that may be offset against future taxable income. The carry-forward loss expires at various times through the year 2019. Due to the uncertainty regarding the success of future operations, management has valued the deferred tax asset allowance at 100% of the related deferred tax asset.

The deferred tax assets, liabilities and valuation allowances as of June 30, 2000 and June 30, 1999 consists of the following:

                                          2000                 1999
                                          ----                 ----
Deferred tax assets arising
  from net operating losses         $    11,350          $        36
Less:  Valuation allowance              (11,350)                 (36)
Net deferred liabilities                      0                    0

Net Deferred Tax Asset              $         0          $         0

    At June 30, 2000 and June 30, 1999 a valuation allowance was provided as realization of the deferred tax benefit is not more likely than not.

The effective tax rate varies from the U.S. Federal statutory tax rate for both the periods ended June 30, 2000 and June 30, 1999 principally due to the following:

                                         2000         1999
                                         ----         ----
U.S. statutory tax rate                   15%          15%
State and local taxes                      4            4
Less:  Valuation allowance                19           19

Effective rate                             0%           0%

NOTE 6 -    STOCKHOLDERS' EQUITY
----------------------------------

The Company issued 4,000,000 post-split common shares upon incorporation to Intellilabs as founder shares for the formation of the Company. This transaction was valued at par $200. This investor is deemed to be a founder and affiliate of the Company. These shares have been adjusted to give retroactive effect to a 2,000 to 1 stock split that occurred on January 15, 2000.

On January 4, 2000, the Board of Directors amended the Articles of Incorporation. The number of authorized shares of common stock was increased to 100,000,000. The par value was changed to $0.0001 per share of common stock. The financial statements have been retroactively adjusted to reflect the effect of this change.

On January 15, 2000 the Board of Directors authorized a 2,000 to 1 forward split of the Company's common stock, par value $0.0001. Subsequent to the split there were 4,000,000 issued and outstanding. This transaction has been given retroactive effect as if it occurred at inception (June 22, 1999).

On March 1, 2000 the Company entered into an agreement and plan of distribution ("spin-off") with Intellilabs. Upon spin-off, the shareholders of Intellilabs received 1.31 shares of the Company's common stock for each share of Intellilabs owned as of March 1, 2000, totaling 4,000,000 common shares. As a result of this spin-off and share distribution Atlas Equity Group, Inc., a related party, beneficial owner of which is Michael D. Farkas, received 2,620,000 shares, representing approximately 56% of the Company's outstanding common stock and Rebecca J. Farkas (f/k/a Brock) received 655,000 shares representing approximately 16% of the Company's common stock.

On May 30, 2000 the Board of Directors authorized the issuance of 50,000 shares of the Company's common stock to Michelle Brock, a related party, as an incentive to become an officer and for services which included the writing and development of the Company's business plan, the development of corporate and operating strategies and creative input into our website. These shares were valued at $0.20 per share and are subject to Rule 144 of the SEC Act 1933 as amended.

NOTE 7 -     RELATED PARTY TRANSACTIONS
---------------------------------------

The Company issued 4,000,000 post split common shares upon incorporation to Intellilabs, the parent company, in exchange for consulting services valued at $200. These shares were subsequently distributed to the shareholders of Intellilabs, pursuant to an agreement and plan of distribution.

On May 30, 2000 the Board of Directors authorized the issuance of 50,000 shares of the Company's common stock to Michelle Brock, a related party, as an incentive to become an officer and for services which included the writing and development of the Company's business plan, the development of corporate and operating strategies and creative input into our website. These shares were valued at $0.20 per share and are subject to Rule 144 of the SEC Act 1933 as amended.

------------------------------------------------

Michael D. Farkas and Rebecca J. Farkas, his wife, officer, director, and a related party loaned the Company $2,488 which covered the cost of the license fees to the State of New York and the reservation costs associated with reserving the desired internet address and other operating expenses. No interest is being charged on this loan and is due on demand.

In June 2000, the Company engaged WealthHound, Inc., a subsidiary of WealthHound.com, Inc. which is a related party in which Michael Farkas is a 70% owner, to develop and design its website. The Company paid a total of $54,292 to WealthHound, Inc. in connection with these services. Michael Farkas is also the owner of Atlas Equity Group, Inc., a company which owns 57% of Hipstyle's issued and outstanding stock.

NOTE 8 -     SUBSEQUENT EVENTS
-------------------------------

In June 2000, the Company entered into a private offering of securities pursuant to Regulation D, Rule 504, promulgated under the Securities Act of 1933 as amended. The proceeds from the sale of these securities were received during the months of July and August 2000. A total of 550,000 unrestricted common shares have been offered and issued to 22 non-accredited and unaffiliated investors for a total raise of $110,000. The offering is now closed.

In July 2000, the Company agreed to reimburse Atlas Equity Group, Inc., a related party, beneficial owner of which is Michael D. Farkas, $2,000 per month (on a month-to-month basis) for rent and other operating expenses. Prior to July 2000, the Company had been relatively inactive, did not require and was not occupying any office space. Because of recent developments, including the hiring of employees and the completion of their business plan, management has now agreed to occupy space from Atlas Equity Group, Inc., a related party, beneficial owner of which is Michael D. Farkas.

                              HIPSTYLE.COM, INC.

                          4,600,000 Shares Common Stock

                                   PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                               September 24, 2001

PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

Our Articles of Incorporation provide that, to the fullest extent permitted by law, none of our directors or officers shall be personally liable to us or our shareholders for damages for breach of any duty owed to us or our shareholders. In addition, we shall have the power, by our by-laws or in any resolution of our stockholders or directors, to undertake to indemnify the officers and directors of ours against any contingency or peril as may be determined to be in our best interest and in conjunction therewith, to procure, at our expense, policies of insurance.

The following sets forth the Florida Statutes which contain provisions which deal with such liability and indemnification.

Florida Statute 607.0831 Liability of directors.

     (1) A director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director, unless:

(a) The director breached or failed to perform his or her duties as a director; and

(b) The director's breach of, or failure to perform, those duties constitutes:

     1. A violation of the criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful. A judgment or other final adjudication against a director in any criminal proceeding for a violation of the criminal law estops that director from contesting the fact that his or her breach, or failure to perform, constitutes a violation of the criminal law; but does not estop the director from establishing that he or she had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful;

     2. A transaction from which the director derived an improper personal benefit, either directly or indirectly;

     3. A circumstance under which the liability provisions of section 607.0834 are applicable;

     4. In a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or

     5. In a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

(2) For the purposes of this section, the term "recklessness" means the action, or omission to act, in conscious disregard of a risk:

(a) Known, or so obvious that it should have been known, to the director; and

(b) Known to the director, or so obvious that it should have been known, to be so great as to make it highly probable that harm would follow from such action or omission.

(3) A director is deemed not to have derived an improper personal benefit from any transaction if the transaction and the nature of any personal benefit derived by the director are not prohibited by state or federal law or regulation and, without further limitation:

(a) In an action other than a derivative suit regarding a decision by the director to approve, reject, or otherwise affect the outcome of an offer to purchase the stock of, or to effect a merger of, the corporation, the transaction and the nature of any personal benefits derived by a director are disclosed or known to all directors voting on the matter, and the transaction was authorized, approved, or ratified by at least two directors who comprise a majority of the disinterested directors (whether or not such disinterested directors constitute a quorum);

(b) The transaction and the nature of any personal benefits derived by a director are disclosed or known to the shareholders entitled to vote, and the transaction was authorized, approved, or ratified by the affirmative vote or written consent of such shareholders who hold a majority of the shares, the voting of which is not controlled by directors who derived a personal benefit from or otherwise had a personal interest in the transaction; or

(c) The transaction was fair and reasonable to the corporation at the time it was authorized by the board, a committee, or the shareholders, notwithstanding that a director received a personal benefit.

(4) The circumstances set forth in subsection (3) are not exclusive and do not preclude the existence of other circumstances under which a director will be deemed not to have derived an improper benefit.

Florida Statute 607.0850 Indemnification of officers, directors, employees, and agents.

(1) A corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(2) A corporation shall have power to indemnify any person, who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(3) To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (1) or subsection (2), or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

(4) Any indemnification under subsection (1) or subsection (2), unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsection (1) or subsection (2). Such determination shall be made:

(a) By the board of directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding;

(b) If such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

(c) By independent legal counsel:

1. Selected by the board of directors prescribed in paragraph (a) or the committee prescribed in paragraph (b); or

2. If a quorum of the directors cannot be obtained for paragraph (a) and the committee cannot be designated under paragraph (b), selected by majority vote of the full board of directors (in which directors who are parties may participate); or

(d) By the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

(5) Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by paragraph (4)(c) shall evaluate the reasonableness of expenses and may authorize indemnification.

(6) Expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification by the corporation pursuant to this section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

(7) The indemnification and advancement of expenses provided pursuant to this section are not exclusive, and a corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (a) A violation of the criminal law, unless the director, officer, employee, or agent had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (b) A transaction from which the director, officer, employee, or agent derived an improper personal benefit;
(c) In the case of a director, a circumstance under which the liability provisions of section 607.0834 are applicable; or (d) Willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

(8) Indemnification and advancement of expenses as provided in this section shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

(9) Unless the corporation's articles of incorporation provide otherwise, notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination of the board or of the shareholders in the specific case, a director, officer, employee, or agent of the corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that:

(a) The director, officer, employee, or agent is entitled to mandatory indemnification under subsection (3), in which case the court shall also order the corporation to pay the director reasonable expenses incurred in obtaining court- ordered indemnification or advancement of expenses;

(b) The director, officer, employee, or agent is entitled to indemnification or advancement of expenses, or both, by virtue of the exercise by the corporation of its power pursuant to subsection (7); or

(c) The director, officer, employee, or agent is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standard of conduct set forth in subsection (1), subsection (2), or subsection (7).

(10) For purposes of this section, the term "corporation" includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, officer, employee, or agent of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, is in the same position under this section with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

(11) For purposes of this section:

(a) The term "other enterprises" includes employee benefit plans;

(b) The term "expenses" includes counsel fees, including those for appeal;

(c) The term "liability" includes obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding;

(d) The term "proceeding" includes any threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal;

(e) The term "agent" includes a volunteer;

(f) The term "serving at the request of the corporation" includes any service as a director, officer, employee, or agent of the corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries; and

(g) The term "not opposed to the best interest of the corporation" describes the actions of a person who acts in good faith and in a manner he or she reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.

(12) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of this section.

Item 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.

Securities and Exchange

Commission registration fee         $     100
Legal fees and expenses (1)         $  12,500
Accounting fees and expenses (1)    $   7,500
Miscellaneous (1)                   $       0
Total (1)                           $  15,100

(1) Estimated.

Item 26. RECENT SALES OF UNREGISTERED SECURITIES.

Hipstyle.com, Inc. was incorporated in the State of Florida on June 22, 1999 as a wholly owned subsidiary of Quentin Road Productions, Inc. and 2,000 shares were issued to Quentin Road Productions, Inc. in reliance on the exemption under
Section 4(2) of the Securities Act of 1933, as amended (the "Act"). Such shares were issued to Quentin Road Productions, Inc. as founders shares for the consideration of $.10 per share for an aggregate amount paid of $200. On January 15, 2000, the Shareholder and Directors of Hipstyle authorized a 2,000 for 1 stock split increasing the amount of outstanding shares owned by Quentin Road Productions, Inc., the sole shareholder, to 4,000,000 shares. On March 1, 2000, a majority of the shareholders of Quentin Road Productions, Inc. and the Directors authorized a distribution of the Hipstyle shares owned by Quentin Road Productions, Inc. to the Quentin Road Productions, Inc. shareholders in an unregistered spin off at a rate of 1.31 Hipstyle shares for each share of Quentin Road Productions, Inc. owned. After such spin off, the Company had 4,000,000 shares outstanding to 25 shareholders. This distribution did not constitute a sale of securities since this was simply a distribution of the Hipstyle shares to the Intelilabs.com, Inc. shareholders and such shares received were restricted in accordance with Rule 144 of the Securities Act of 1933.

In September, 2000, we completed a Regulation D, Rule 504 Offering in which we issued a total of 550,000 shares of our common stock to 22 shareholders for an aggregate offering price of $110,000. The following sets forth the identity of the class of persons to whom Hipstyle sold these shares and the amount of shares for each shareholder:

Shimon Fishman                    35,000
Ruben Azrak                       50,000
Isaac Fallas                      10,000
Miriam Silber                     10,000
Murray Silber                     15,000
Adena Pollan                      15,000
Zachary Gindi                     20,000
Marvin Azrak                      20,000
Robert Schechter                   5,000
Rochel Leah Fishman                5,000
Lawrence Jemal                    20,000
First Security Investments Ltd    75,000
Eli S. Loebenberg                 25,000
Toba Black                        25,000
Chaya Fishman                     25,000
Yitzchak Fishman                  25,000
Jacob Tversky                     25,000
Abe Betesh                        20,000
Scot J. Cohen                     25,000
Meclo Ltd.                        25,000
Talbiya Investments Ltd.          25,000
Balmore Funds, SA                 50,000


The Common Stock issued in the Company's Regulation D, Rule 504 offering was issued in a transaction not involving a public offering in reliance upon an exemption from registration provided by Rule 504 of Regulation D of the Securities Act of 1933. In accordance with Section 230.504 (b)(1) of the Securities Act of 1933, these shares qualified for exemption under the Rule 504 exemption for this offerings since it met the following requirements set forth in Reg. ss.230.504:

(A) No general solicitation or advertising was conducted by the Company in connection with the offering of any of the Shares.

(B) At the time of the offering the Company was not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an "investment company" within the meaning of the federal securities laws.

(C) Neither the Company, nor any predecessor of the Company, nor any director of the Company, nor any beneficial owner of 10% or more of any class of the Company's equity securities, nor any promoter currently connected with the Company in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(D) The offers and sales of securities by the Company pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(E) None of the investors are affiliated with any director, officer or promoter of the Company or any beneficial owner of 10% or more of the Company's securities.

(F) The aggregate offering price did not exceed $1,000,000, less the aggregate offering price for all securities sold within the twelve months.

(G) The Company has complied with the requirements of Rule 504 of Regulation D promulgated pursuant to the Act and of applicable state exemptions from registration in the offers and sales by the Company of its securities in these offerings.

Please note that pursuant to Rule 504, all shares purchased in the Regulation D Rule 504 offering completed in September 2000 were restricted in accordance with Rule 144 of the Securities Act of 1933.

On May 20, 2000, we issued a total of 50,000 shares of our common stock to Michelle Brock as compensation for services rendered to the company valued at $10,000 and such services rendered to the Company including the writing and development of the Company's business plan, the development of corporate and operating strategies and creative input into our website. Such shares were also issued as an incentive for Michelle Brock to become an officer of the Company. Ms. Brock is a sophisticated purchaser and had a pre-existing relationship with members of the Company's management. Accordingly, the issuance of shares was exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act.

The Company qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares the Company not involving a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. The Company did not undertake an offering in which it sold a high number of shares to a high number of investors. Rather these shares were just issued to the founder of the Company. In addition, the shareholder had the necessary investment intent as required by Section 4(2) since it agreed to and received a share certificate bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

In SEC Release No. 33-285, the SEC specifically stated that there is a subjective test to determine if there was a "public offering." First is the number of offerees and their relationship to the Company. This offering was only given to one investor. Another part of this factor is the relationship that these individuals have with the Company. As the founder of the Company, Quentin Road Productions, Inc. had all material information regarding the Company and therefore had special knowledge of the Company which makes it more likely to be a private offering. In addition. Quentin Road Productions, Inc is a sophisticated investor. All of these factors meet the requirements for a private offering.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)      Exhibits:

The following exhibits are filed as part of this registration statement:

EXHIBIT           DESCRIPTION

     3.1  Certificate of Incorporation of Hipstyle.com, Inc.

     3.2 Certificate of Amendments of the Certificate of Incorporation of Hipstyle.com, Inc.

     3.3  By-laws of Hipstyle.com, Inc.

     5.1  Opinion of Anslow & Jaclin LLP

     7.1  Consent of Salibello & Broder LLP

     7.2  Consent of Berenfeld and Spritzer

     23.2 Consent of Anslow & Jaclin LLP (included in Exhibit 5.1)

     24.1 Power of Attorney (included on page II-6 of the registration statement)

Item 28. UNDERTAKINGS.

(A) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and

          (iii)Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) Undertaking Required by Regulation S-B, Item 512(e).

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(C) Undertaking Required by Regulation S-B, Item 512(f)

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 24th day of September, 2001.

                                  Hipstyle.com, Inc.

                                  By: /s/ Rebecca J. Farkas
                                  ----------------------------------
                                          Rebecca J. Farkas
                                          President and Secretary

                                POWER OF ATTORNEY

     The undersigned directors and officers of Hipstyle.com, Inc. hereby constitute and appoint Rebecca J. Farkas, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                           TITLE                     DATE

/s/ Rebecca J. Farkas                President                September 24, 2001
------------------------------       Secretary and Director
Rebecca J. Farkas


/s/ Michelle Brock                   Vice President           September 24, 2001
------------------------------
Michelle Brock